As filed with the Securities and Exchange Commission on April 27, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

USCF Funds Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	38-7159729
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

United States Commodity Funds LLC 1999 Harrison Street, Suite 1530 Oakland, California 94612 510.522.9600	Carolyn Yu 1999 Harrison Street, Suite 1530 Oakland, California 94612 510.522.9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

James M. Cain, Esq.

Sutherland Asbill & Brennan LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001-3980

202.383.0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Shares of REX S&P MLP Inverse Fund	1,000	$25.00	$25,000	$2.52

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the Sponsor and the Trust are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION

REX S&P MLP Inverse Fund

1,000 Shares

*Principal U.S. Listing Exchange: TBD.

The REX S&P MLP Inverse Fund (the “Fund”), a series of the USCF Funds Trust, is a fund that issues shares that trade on the Bats Exchange, Inc. (“BATS”). The investment objective of the Fund is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the inverse of the daily changes in percentage terms of the S&P MLP Total Return Index Futures (the “Benchmark Futures Contract”), less the Fund’s expenses. The Fund seeks a return that is -100% of the return of the Benchmark Futures Contract for a single day. The Fund should not be expected to provide 100% of the inverse of the cumulative return for the Benchmark Futures Contract for periods greater than a day. The S&P MLP Total Return Index (the “Index”) is designed to measure the total return performance of leading master limited partnerships (“MLPs”) and publicly traded limited liability companies (“LLCs”), which have a similar legal structure to MLPs and share the same tax benefits, that trade on major U.S. exchanges. As the vast majority of traded partnerships have operations in the oil and gas industries, the Index focuses on companies in the Global Industry Classification Standard’s (“GICS®”) Energy Sector and the GICS Gas Utilities Industry. The Index is owned, maintained, calculated, and published by S&P Dow Jones Indices, LLC (the “Index Sponsor”).

The Fund pays its sponsor, United States Commodity Funds LLC (“USCF”), a limited liability company, a management fee and incurs certain other costs. The address of both USCF and the Fund is 1999 Harrison Street, Suite 1530, Oakland, CA 94612. The telephone number for both USCF and the Fund is 510.522.9600. In order for a hypothetical investment in shares to breakeven over the next 12 months, assuming a selling price of $25.00 the investment would have to generate [ • ]% return or $[ • ].

The Fund is an exchange traded fund. This means that most investors who decide to buy or sell shares of the Fund place their trade orders through their brokers and may incur customary brokerage commissions and charges. Shares of the Fund trade on BATS under the ticker symbol “MLPD” and are bought and sold throughout the trading day at bid and ask prices like other publicly traded securities.

Shares will trade on BATS after they are initially purchased by “Authorized Participants,” institutional firms that purchase shares in blocks of 25,000 shares called “baskets” through the Fund’s marketing agent, ALPS Distributors, Inc. (the “Marketing Agent”). The price of a basket will be equal to the NAV of 25,000 shares on the day that the order to purchase the basket is accepted by the Marketing Agent. The NAV per share will be calculated by taking the current market value of the Fund’s total assets (after close of BATS) subtracting any liabilities and dividing that total by the total number of outstanding shares. The offering of the Fund’s shares will be a “best efforts” offering, which means that neither the Marketing Agent nor any Authorized Participant is required to purchase a specific number or dollar amount of shares. USCF will pay the Marketing Agent, an annual fee for its “Medallion” services rendered to each series of the Trust and each of the Related Public Funds to which it provides such services in an amount equal to the greater of (i) a minimum amount of $40,000, shared ratably among each series of the Trust and each of the Related Public Funds to which the Marketing Agent provides such services, and (ii) an amount equal to (x) (a) if there are five or fewer funds receiving such services, $20,000 for each series of the Trust and each of the Related Public Funds to which the Marketing Agent provides such services, (b) if there are between six and ten funds receiving such services, $15,000 for each series of the Trust and each of the Related Public Funds to which the Marketing Agent provides such services, and (c) if there are more than ten funds receiving such services, $10,000 for each series of the Trust and each of the Related Public Funds to which Marketing Agent provides such services, plus (y) an asset-based charge of 0.001% on the combined net assets of each series of the Trust and each of the Related Public Funds to which the Marketing Agent provides such services. Authorized Participants will not receive from the Fund, USCF or any of their affiliates any fee or other compensation in connection with the sale of shares. Aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering of shares will not exceed ten percent (10%) of the gross proceeds of the offering.

Investors who buy or sell shares during the day from their broker may do so at a premium or discount relative to the inverse market value of the underlying S&P MLP Total Return Index Futures contracts in which the Fund invests due to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the Index that serves as the Fund’s investment benchmark. Investing in the Fund involves risks similar to those involved with inverse, or “short”, exposure to the oil and gas market, the correlation risk described above, and other significant risks. See “Risk Factors Involved with an Investment in the Fund” beginning on page 5.

The offering of the Fund’s shares is registered with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933 (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted under the rules under the 1933 Act, although the offering may be temporarily suspended if and when no suitable investments for the Fund are available or practicable. The Fund is not an investment company registered under the Investment Company Act of 1940 (“1940 Act”) and is not subject to regulation under such Act.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Fund is a commodity pool and USCF is a commodity pool operator subject to regulation by the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”) under the Commodities Exchange Act (“CEA”).

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this prospectus is [ • ]

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 31 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 31.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 5.

[YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.]

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

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PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its shares, it does not contain or summarize all of the information about the Fund and its shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors Involved with an Investment in the Fund” beginning on page 5, before making an investment decision about the shares. For a glossary of defined terms, see Appendix A.

The Trust and the Fund

The USCF Funds Trust (the “Trust”) is a Delaware statutory trust formed on March 2, 2016. The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act (each series, a “Fund” and collectively, the “Funds”). The REX S&P MLP Inverse Fund (the “Fund”) formed on [ • ], is a series of the Trust. The Fund is a commodity pool that continuously issues common shares of beneficial interest that may be purchased and sold on BATS Equities stock exchange (“BATS”). The Trust and the Fund operate pursuant to the Trust’s Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of March 2, 2016. Wilmington Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust and the Fund are managed and controlled by USCF. USCF is a limited liability company formed in Delaware on May 10, 2005, that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

The Fund’s Investment Objective and Strategy

The investment objective of the Fund is for the daily changes in percentage terms of its shares’ per share NAV to reflect the inverse of the daily changes in percentage terms of the Benchmark Futures Contract, less the Fund’s expenses. To achieve this objective, USCF endeavors to have the notional value of the Fund’s aggregate exposure to MLP Interests at the close of each trading day approximately equal to the Fund’s NAV. The Fund seeks daily inverse investment results and does not seek to achieve its stated investment objective over a period of time greater than one day.

The pursuit of daily inverse investment goals means that the return of the Fund for a period longer than a full trading day may have no resemblance to -100% of the return of the Benchmark Futures Contract for a period of longer than a full trading day because the aggregate return of the Fund is the product of the series of each trading day’s daily returns.

What is the “S&P MLP Total Return Index”?

The S&P MLP Total Return Index (the “Index”) is designed to measure the total return performance of leading master limited partnerships (“MLPs”) and publicly traded limited liability companies (“LLCs”), which have a similar legal structure to MLPs and share the same tax benefits, that operate mostly in the oil and gas industries and trade on major U.S. exchanges. Shares of the MLPs and publicly traded LLCs that are included within the Index are referred to as the “Component Securities”. The Index focuses on MLPs and LLCs in the Global Industry Classification Standard (“GICS®”) Energy Sector and the GICS Gas Utilities Industry. The Global Industry Classification Standard (GICS®) was developed by and is the exclusive property and trademark of Standard & Poor’s and MSCI Barra.

The Index is owned, maintained, calculated, and published by S&P Dow Jones Indices (the “Index Sponsor”). The Index Sponsor designed the Index’s methodology to achieve the aforementioned objective of measuring the performance of certain S&P trading on major U.S. exchanges.

The Fund seeks to achieve its investment objective by primarily investing in the Benchmark Futures Contracts. If constrained by regulatory requirements or in view of market conditions, the Fund will invest next in other exchange-traded futures contracts and options contracts, if available, based on the Index, other MLP indices or individual MLPs. If constrained by regulatory requirements or in view of market conditions, the Fund will invest next in over the counter (“OTC”) swaps on the Index, other MLP indices or individual MLPs. Other exchange-traded futures contracts, options contracts and OTC swaps based on the Index, other MLP indices or individual MLPs are collectively referred to as “Related Investments,” and together with Benchmark Futures Contracts, the “MLP Interests.”

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The Fund seeks to invest in a combination of MLP Interests such that the daily changes in its NAV, measured in percentage terms, less the Fund’s expenses, will track the inverse of the daily changes in the price of the Benchmark Futures Contract, also measured in percentage terms. As a specific benchmark, USCF endeavors to place the Fund’s trades in MLP Interests and otherwise manage the Fund’s investments so that the difference between “A” and “B” will be plus/minus 0.20 percent (0.20%) of “B”, where:

•	A is the average daily percentage change in the Fund’s per share NAV for any period of thirty (30) successive valuation days, i.e., any BATS trading day as of which the Fund calculates its per share NAV, less the Fund’s expenses; and

•	B is the inverse of the average daily percentage change in the price of the Benchmark Futures Contract over the same period.

USCF believes that market arbitrage opportunities will cause daily changes in the Fund’s share price on BATS on a percentage basis, to closely track the inverse of the daily changes in the Fund’s per share NAV on a percentage basis, less the Fund’s expenses. While the Fund primarily invests in Benchmark Futures Contracts to meet its investment objective and not the Component Securities, there is expected to be a reasonable degree of correlation between the changes in the value of Benchmark Futures Contracts and the share prices of the Component Securities. If, as a result of regulatory requirements or in view of market conditions, the Fund is unable to reasonably gain inverse exposure to the Index, the Component Securities or other individual MLPs using the MLP Interests, all or part of the Fund may be invested only in cash and cash instruments.

The Fund will not seek to achieve its stated investment objective over a period of time greater than one day. The pursuit of daily inverse investment goals means that the return of the Fund for a period longer than a full trading day may have no resemblance to -100% of the return of the Benchmark Futures Contract for a period of longer than a full trading day because the aggregate return of the Fund is the product of the series of each trading day’s daily returns. During periods of market volatility, the volatility of the Benchmark Futures Contract may affect the Fund’s return as much as or more than the return of the Benchmark Futures Contract. Further, the return for investors that invest for periods less than a full trading day or for a period different than a trading day will not be the product of the return of the Fund’s stated investment objective and the performance of the Benchmark Futures Contract for the full trading day. Additionally, natural market forces called contango and backwardation can impact the total return on an investment in the Fund’s shares relative to a hypothetical direct investment in the various securities and, in the future, it is likely that the relationship between the market price of the Fund’s shares and changes in the share prices of the underlying securities will continue to be so impacted by contango and backwardation.

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page [ • ].

Investment Risk

Investors may choose to use the Fund as means of obtaining inverse exposure to the shares of the master limited partnerships and publicly traded limited liability companies that are included within the Index (the “Component Securities”). There are significant risks and hazards inherent in the MLP industry that may cause the price of the Component Securities to widely fluctuate.

The Component Securities Are Concentrated in the Energy Industry and May Affect the Trading Value of the Fund.

The Component Securities are companies in the Energy Sector or Gas Utilities Sector, as determined by the GICS classification system. In addition, many of the Component Securities are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. In addition the Component Securities in the energy industry are significantly affected by a number of factors including:

•	worldwide and domestic supplies of, and demand for, crude oil, natural gas, natural gas liquids, hydrocarbon products and refined products;

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•	changes in tax or other laws affecting master limited partnerships and similar structures generally;
•	regulatory changes affecting pipeline fees and other regulatory fees in the energy sector;
•	changes in the relative prices of competing energy products;
•	the impact of environmental laws and regulations and technological changes affecting the cost of producing and processing, and the demand for, energy products;
•	decreased supply of hydrocarbon products available to be processed due to fewer discoveries of new hydrocarbon reserves, short- or long-term supply disruptions or otherwise;
•	risks of regulatory actions and/or litigation, including as a result of leaks, explosions or other accidents relating to energy products;
•	uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere; and
•	general economic and geopolitical conditions in the United States and worldwide.

These or other factors or the absence of such factors could cause a downturn or recovery in the energy sector or gas utility industry generally or regionally and could cause the value of some or all of the Component Securities to decline or increase.

We expect that the level of the Index will fluctuate in accordance with changes in the financial condition of the Component Securities and certain other factors. The financial condition of the Component Securities may improve or the general condition of the energy MLP market may improve, either of which may cause an increasein the level of the Index. Increases in the level of the Index will likely have an impact on the levels at which the Benchmark Futures Contract trades, which will adversely affect the value of the Fund. The Fund is susceptible to general market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the Component Securities change.

Correlation Risk

A number of factors may affect the Fund’s ability to achieve a high degree of inverse correlation with the Benchmark Futures Contract, and there is no guarantee that the Fund will achieve a high degree of inverse correlation. Failure to achieve a high degree of inverse correlation may prevent the Fund from achieving its investment objective, and the percentage change in the Fund’s NAV each day may differ, perhaps significantly, from the inverse (-1X) of the percentage change of the Benchmark Futures Contracts on such day.

Short Sale Exposure Risk

The Fund may seek inverse or “short” exposure through financial instruments such as swap agreements and futures contracts, which may cause the Fund to be exposed to certain risks associated with selling securities short. These risks include, under certain market conditions, an increase in the volatility and decrease in the liquidity of the securities underlying the short position, which may lower the Fund’s return, result in a loss, have the effect of limiting the Fund’s ability to obtain inverse exposure through financial instruments such as swap agreements and futures contracts, or require the Fund to seek inverse exposure through alternative investment strategies that may be less desirable or more costly to implement.

Compounding Risk

The Fund has a single-day investment objective.. Because of daily rebalancing and the compounding of each day’s return over time, the return of the Fund for periods longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ from -100% of the return of the Benchmark Futures Contract over the same period. The Fund will lose money if the Benchmark Futures Contract performance is flat over time, and as a result of daily rebalancing, the volatility of the Benchmark Futures Contract and the effects of compounding, it is even possible that the Fund will lose money over time while the level of the Benchmark Futures Contract decreases.

The Fund is designed to be utilized only by knowledgeable investors who understand the potential consequences of seeking daily inverse investment results, understand the risks associated with shorting and are willing to monitor their portfolios frequently. The Fund is not intended to be used by, and is not appropriate for, investors who do not intend to actively monitor and manage their portfolios.

Tax Risk

The Fund is organized and operated as a Delaware statutory trust, in accordance with the provisions of its Trust Agreement and applicable state law, but is taxed in a manner similar to a limited partnership and therefore, has a more complex tax treatment than conventional mutual funds.

Over-the-Counter (“OTC”) Contract Risk

The Fund may also invest in negotiated “OTC” contracts, which are not as liquid as exchange-traded futures contracts. OTC contracts expose the Fund to the risk that the Fund’s counterparty may not be able to satisfy its obligations to the Fund.

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Other Risks

Shareholders will lose money when the Index rises – a result that is the opposite from traditional funds.

The Fund pays fees and expenses that are incurred regardless of whether it is profitable.

Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, the Fund generally does not distribute cash to limited partners or other shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for any other reason.

The Fund has no operating history, so there is no performance history to serve as a basis for you to evaluate an investment in the Fund.

You will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of USCF to manage the Fund.

The Fund is subject to actual and potential inherent conflicts involving USCF, the Marketing Agent, various commodity futures brokers and Authorized Participants. USCF’s officers, directors and employees do not devote their time exclusively to the Fund. USCF’s personnel are directors, officers or employees of other entities that may compete with the Fund for their services, including other commodity pools (funds) that USCF manages (these funds are referred to in this prospectus as the “Related Public Funds” and are identified in the Glossary). USCF could have a conflict between its responsibilities to the Fund and to those other entities. As a result of these and other relationships, parties involved with the Fund have a financial incentive to act in a manner other than in the best interest of the Fund and the shareholders.

The Fund’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You should note that you may pay brokerage commissions on purchases and sales of the Fund’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares-Creation and Redemption Transaction Fee,” page 56.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

	Fees and Expenses Before Fee/Expense Waiver		Fee/Expense Waiver		After Fee/Expense Waiver
Management Fees	[ • ]	%	[ • ]	%	[ • ]	%
Distribution Fees	[ • ]		[ • ]		[ • ]
Other Fund Expenses	[ • ]	%	[ • ]		[ • ]	%
Total Annual Fund Operating Expenses	[ • ]	%	[ • ]	%	[ • ]	%

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RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus as well as information found in our periodic reports, which includes the Trust’s and the Fund’s financial statements and related notes.

The Fund’s investment strategy is designed to provide investors with a means of obtaining inverse exposure to the Component Securities. The Fund seeks to achieve its investment objective by investing in MLP Interests. Accordingly, an investment in the Fund involves investment risk similar to a direct investment in underlying Component Securities. An investment in the Fund also involves correlation risk, which is the risk that the price paid for shares of the Fund by investors seeking to obtain inverse exposure to the Component Securities does not inversely correlate to the price of the Component Securities themselves. In addition to investment risk and correlation risk, an investment in the Fund involves short sale exposure risk, compounding risk, tax risks, OTC risks and other risks.

Investment Risk

The NAV of the Fund’s shares relates directly to the value of its assets invested in MLP Interests and fluctuations in the prices of these assets could materially adversely affect an investment in the Fund’s shares. Past performance is not necessarily indicative of future results; all or substantially all of an investment could be lost.

The net assets of the Fund consist primarily of investments in Benchmark Futures Contracts and in Related Investments. The NAV of the Fund’s shares is relates directly to the value of these assets (less liabilities, including accrued but unpaid expenses), which in turn is relates inversely to the market price of the Component Securities which comprise the Index.

Economic conditions.

The demand for securities, in general, correlates closely with general economic growth rates. The occurrence of recessions or other periods of low or negative economic growth will typically have a direct adverse impact on securities prices. Other factors that affect general economic conditions in the world or in a major region, such as changes in population growth rates, periods of civil unrest, government austerity programs, or currency exchange rate fluctuations, can also impact the demand for securities. Sovereign debt downgrades, defaults, inability to access debt markets due to credit or legal constraints, liquidity crises, the breakup or restructuring of fiscal, monetary, or political systems such as the European Union, and other events or conditions that impair the functioning of financial markets and institutions also may adversely impact the demand for securities.

Price Volatility May Possibly Cause the Total Loss of Your Investment.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

Correlation Risk

Investors purchasing shares in the Fund as a means of obtaining inverse exposure to the Component Securities will obtain their expected returns only if the return from their shares inversely correlates with the return from the Benchmark Futures Contract, and only if the return from the Benchmark Futures Contract correlates with an investment in the Component Securities. Investing in shares of the Fund involves the following risks:

•	The market price at which the investor buys or sells shares may be significantly more or less than NAV.

•	Daily percentage changes in NAV may not correlate with the inverse of the daily percentage changes in the price of the Benchmark Futures Contracts.

•	Daily percentage changes in the price of a Benchmark Futures Contract may not correlate with the daily percentage changes in the price of the Component Securities.

In addition, unlike other funds that do not rebalance their portfolios as frequently, the Fund may be subject to increased trading costs associated with daily portfolio rebalancings in order to maintain appropriate exposure to the Benchmark Futures Contract. Such costs include commissions paid to the FCMs, and may vary by FCM. The effects of these trading costs have been estimated and included in the Breakeven Table. See “Charges—Breakeven Table” below.

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The market price at which investors buy or sell shares may be significantly more or less than NAV.

The Fund’s NAV per share will change throughout the day as fluctuations occur in the market value of the Fund’s portfolio investments. The public trading price at which an investor buys or sells shares during the day from their broker may be different from the NAV of the shares. Price differences may relate primarily to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the prices of the Component Securities comprising the Benchmark Futures Contracts and the Index at any point in time. USCF expects that exploitation of certain arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track NAV per share closely over time, but there can be no assurance of that

The NAV of the Fund’s shares may also be influenced by non-concurrent trading hours between BATS and the various futures exchanges on which a commodity comprising the Index is traded. While the shares trade on BATS from 9:30 a.m. to 4:00 p.m. Eastern Time, the trading hours for the futures exchanges on which the Benchmark Futures Contracts trade may not necessarily coincide during all of this time (although they are currently expected to coincide). As a result, during periods when BATS is open and the futures exchanges on which the Benchmark Futures Contracts are traded are closed, trading spreads and the resulting premium or discount on the shares may widen and, therefore, increase the difference between the price of the shares and the NAV of the shares.

Daily percentage changes in the Fund’s NAV may not correlate with the inverse of daily percentage changes in the price of the Benchmark Futures Contract.

It is possible that the daily percentage changes in the Fund’s NAV per share may not closely correlate to the inverse of the daily percentage changes in the price of the Benchmark Futures Contract. Non-inverse correlation may be attributable to disruptions in the market, the imposition of position or accountability limits by regulators or exchanges, or other extraordinary circumstances. As the Fund approaches or reaches position limits with respect to a Benchmark Futures Contract or in view of market conditions, the Fund may begin investing in Related Investments. In addition, the Fund is not able to replicate exactly the changes in the price of the Benchmark Futures Contract because the total return generated by the Fund is reduced by expenses and transaction costs, including those incurred in connection with the Fund’s trading activities, and increased by interest income from the Fund’s holdings of Treasuries. Tracking the Benchmark Futures Contract requires trading of the Fund’s portfolio with a view to tracking the Benchmark Futures Contract over time and is dependent upon the skills of USCF and its trading principals, among other factors.

Intraday Price/Performance Risk.

The Fund is typically rebalanced at or about the time of its NAV calculation. As such, the intraday position of the Fund will generally be different from the Fund’s stated daily inverse (-1X) investment objective. When shares of the Fund are bought intraday, the performance of the shares until the Fund’s next NAV calculation will generally be greater than or less than the Fund’s stated daily inverse.

The use of inverse positions could result in the total loss of an investor’s investment.

Inverse positions can result in the total loss of an investor’s investment. For the Fund, a single day or intraday increase in the level of the Benchmark Futures Contract approaching 100% could result in the total loss or almost total loss of an investor’s investment, even if the Benchmark Futures Contract subsequently moves lower.

The inverse of the daily percentage changes in the price of the Benchmark Futures Contract may not correlate with the inverse of the daily percentage changes in the index and the inverse of the share prices of the underlying Component Securities.

The correlation between the inverse of the changes in prices of a Benchmark Futures Contract and the inverse of the share price of the Component Securities may at times be only approximate. The degree of imperfection of correlation depends upon circumstances such as variations in the equity futures market, supply of and demand for the Benchmark Futures Contracts and Related Investments, and technical influences in futures trading.

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The prices of the Benchmark Futures Contracts are expected to reflect supply and demand in the market for such Benchmark Futures Contracts, which in turn may reflect market expectations at any given time about prospective changes in the level of the Index and other market conditions. In this way, trading in the market for a Benchmark Futures Contracts position might cause a divergence between the price of such Benchmark Futures Contracts position and the level of the Index. Although arbitrage activity by market participants is expected to have the effect of reducing or mitigating divergence between the value of the Benchmark Futures Contracts and the level of the Index, such arbitrage activity may not fully offset any divergence at all times during which shares of the Fund are outstanding. Under certain market conditions, the prices of security futures contracts may not maintain their customary or anticipated relationships to the prices of the index underlying the futures contract. These pricing disparities could occur, for example, when the market for a security futures contract is illiquid, when trading is delayed or halted in some or all of the securities that make up the index, when the primary market for some or all of the securities that make up the index is closed, or when the reporting of the level of the index or of transactions in the securities that make up the index is delayed. Additionally, the lack of an active lending market in the Component Securities may limit arbitrage activity with respect to the Benchmark Futures Contract, which could also result in price disparities.

If the Fund liquidates positions in Benchmark Futures Contracts in order to satisfy redemption requests, pay expenses and liabilities, rebalance daily exposure, or roll its Benchmark Futures Contract exposure to a later month, it does so by entering purchase orders with its FCM for execution on the Futures Exchange. The resulting purchases serve to offset a portion of the Fund’s short positions in Benchmark Futures Contracts. However, in entering purchase orders, the Fund is subject to the risk that temporary aberrations or distortions will occur in the market at the time these purchases are effected and that the prices received by the Fund on its purchases could be adversely affected, thereby adversely affecting the shares’ NAV. Additionally, the Fund may be unable to liquidate positions in its Benchmark Futures Contracts if trading is halted, if systems failures occur on an exchange or at the Fund; or if the market for the Benchmark Futures Contract is illiquid. If the Fund’s Benchmark Futures Contracts are liquidated at inopportune times or in a manner that causes a temporary market distortion, this may adversely affect the shares’ NAV. In addition, unlike other funds that do not rebalance their portfolios as frequently, the Fund may be required to engage in daily portfolio rebalancings in order to maintain appropriate exposure to the Benchmark Futures Contract. Such frequent trading increases the risk that that temporary aberrations or distortions will occur in the market at the time these sales or purchases of the Benchmark Futures Contract are effected. As a result, the prices received by the Fund on its sales or purchases could be adversely affected, thereby adversely affecting the shares’ NAV

The impact of these considerations will be heightened in cases where the Fund represents a substantial portion of the open interest in a particular Benchmark Futures Contract position. Because current open interest in the Benchmark Futures Contract is extremely limited, it is likely that the Fund will represent a substantial portion of the open interest in the Benchmark Futures Contracts for the foreseeable future. The lack of additional market interest in the Benchmark Futures Contract will exacerbate distortions between the Benchmark Futures Contracts and the Index, including distortions that may result from the Fund’s trading on the Benchmark Futures Contracts. The current lack of additional market interest may also impair the Fund’s ability to liquidate positions in order to satisfy redemption requests, pay expenses and liabilities, rebalance its exposure on a daily basis, or roll its exposure to a later month. Because the Fund may be required to rebalance its exposure on a daily basis, the lack of additional market interest may have a greater effect than if the Fund were to rebalance its exposure less frequently. Until a more liquid market develops for the Benchmark Futures Contracts, these factors are all likely to impact the NAV of the shares.

The Fund is designed to be utilized only by knowledgeable investors who understand the potential consequences of seeking daily inverse investment results, understand the risks associated with shorting and are willing to monitor their portfolios frequently.

Certain of the Fund’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market for its currency, its crude oil production or exports, or another major export, can also make it difficult to liquidate a position. Because both the Benchmark Futures Contracts and Related Investments may be illiquid, the Fund’s investments may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated. The large size of the positions that the Fund may acquire increases the risk of illiquidity both by making its positions more difficult to liquidate and by potentially increasing losses while trying to do so. Additionally, there is currently only one Benchmark Futures Contract listed on an exchange and no alternative futures contracts exist to absorb demand should demand exceed supply of the listed Benchmark Futures Contract. This could cause significant differences in the performance of the Fund and the inverse performance of the Index.

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OTC contracts that are not subject to clearing may be even less marketable than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a futures exchange and could adversely impact the Fund’s ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of OTC transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

Accountability levels, position limits, and daily price fluctuation limits set by the exchanges have the potential to cause tracking error.

Designated contract markets, such as the CME, have established accountability levels and position limits on the maximum net long or net short futures contracts that any person or group of persons under common trading control (other than as a hedge, which an investment by the Fund is not) may hold, own or control. In addition to accountability levels and position limits, the CME also sets daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit. These limits may potentially cause a tracking error between the price of the Fund’s shares and the inverse performance Index. This may in turn prevent investors from being able to effectively use the Fund as a way to obtain inverse exposure to the Component Securities.

The Fund has not limited the size of its offering and the Fund is committed to utilizing substantially all of its proceeds to purchase Benchmark Futures Contracts and Related Investments. If the Fund encounters accountability levels, position limits, or price fluctuation limits for the Benchmark Futures Contracts on the CME, it may then, if permitted under applicable regulatory requirements, purchase other MLP Interests. In addition, if the Fund exceeds accountability levels on either the CME and is required by such exchange to reduce its holdings, such reduction could potentially cause a tracking error between the price of the Fund’s shares and the inverse performance of the Benchmark Futures Contract.

Short Sale Exposure Risk

The Fund may seek inverse or “short” exposure through financial instruments such as swap agreements and futures contracts, which may cause the Fund to be exposed to certain risks associated with selling securities short. These risks include, under certain market conditions, an increase in the volatility and decrease in the liquidity of the securities underlying the short position, which may lower the Fund’s return, result in a loss, have the effect of limiting the Fund’s ability to obtain inverse exposure through financial instruments such as swap agreements and futures contracts, or require the Fund to seek inverse exposure through alternative investment strategies that may be less desirable or more costly to implement. To the extent that, at any particular point in time, the securities underlying the short position may be thinly traded or have a limited market, including due to regulatory action, the Fund may be unable to meet its investment objective due to a lack of available securities or counterparties. Obtaining inverse exposure through these instruments may be considered an aggressive investment technique.

Compounding Risk

The Fund has a single-day investment objective, and the Fund’s performance for periods greater than a single day will be the result of each day’s returns compounded over the period, which is likely to be either better or worse than the index performance times when the stated multiple in the Fund’s investment objective, before accounting for fees and fund expenses. Compounding affects all investments, but it has a more significant effect on an inverse fund. Particularly during periods of higher Benchmark Futures Contract volatility, compounding will cause results for periods longer than a single day to vary from the inverse (-1X) of the return of the Benchmark Futures Contract. This effect becomes more pronounced as volatility increases. Fund performance for periods greater than a single day will be affected by the following factors: (i) Benchmark Futures Contract volatility, (ii) Benchmark Futures Contract performance, (iii) period of time, (iv) financing rates associated with inverse exposure, (v) other Fund expenses and (vi) dividends or interest paid with respect to securities in the Index.

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The Fund is designed to be utilized only by knowledgeable investors who understand the potential consequences of seeking daily inverse investment results, understand the risks associated with shorting and are willing to monitor their portfolios frequently. The Fund is not intended to be used by, and is not appropriate for, investors who do not intend to actively monitor and manage their portfolios.

Tax Risk

An investor’s tax liability may exceed the amount of distributions, if any, on its shares.

Cash or property will be distributed at the sole discretion of USCF. USCF does not currently intend to make cash or other distributions with respect to shares. Investors will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on their allocable share of the Fund’s taxable income, without regard to whether they receive distributions or the amount of any distributions. Therefore, the tax liability of an investor with respect to its shares may exceed the amount of cash or value of property (if any) distributed.

An investor’s allocable share of taxable income or loss may differ from its economic income or loss on its shares.

Due to the application of the assumptions and conventions applied by the Fund in making allocations for tax purposes and other factors, an investor’s allocable share of the Fund’s income, gain, deduction or loss may be different than its economic profit or loss from its shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in it being taxed on amounts in excess of its economic income.

Items of income, gain, deduction, loss and credit with respect to shares could be reallocated, and for taxable periods beginning after December 31, 2017, the Fund could be liable for U.S. federal income tax, if the U.S. Internal Revenue Service (“IRS”) does not accept the assumptions and conventions applied by the Fund in allocating those items, with potential adverse consequences for an investor.

The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to large, publicly traded entities such as the Fund is in many respects uncertain. The Fund applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and it is possible that the IRS will successfully challenge the Fund’s allocation methods and require the Fund to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects investors. If this occurs, investors may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

In addition, for periods beginning after December 31, 2017, the Fund may be liable for U.S. federal income tax on any “imputed understatement” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed understatement generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If the Fund is required to pay any U.S. federal income taxes on any imputed understatement, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the shares. Under certain circumstances, the Fund may be eligible to make an election to cause the investors to take into account the amount of any imputed understatement, including any interest and penalties. The ability of a publicly traded partnership such as the Fund to make this election is uncertain. If the election is made, the Fund would be required to provide investors who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. The resulting tax liability on an investor of taking the adjustment into account in the year in which the Adjusted K-1 is issued may be less favorable to the investor than if the adjustment were taken into account in the reviewed year.

The Fund could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of the shares.

The Trust, on behalf of the Fund, has received an opinion of counsel that, under current U.S. federal income tax laws, the Fund will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of the Fund’s annual gross income consists of “qualifying income” as defined in the Code, (ii) the Trust and the Fund is organized and operated in accordance with its governing agreements and applicable law and (iii) the Trust and the Fund does not elect to be taxed as a corporation for federal income tax purposes. Although USCF anticipates that the Fund will satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. The Fund has not requested and nor will the Fund request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that the Fund is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to shareholders, the Fund would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Fund currently does not intend to make any distributions with respect to the Shares any distributions would be taxable to shareholders as dividend income to the extent of the Fund’s current or accumulated earnings and profits. Subject to holding period and other requirements, any such dividend would be a qualifying dividend subject to U.S. federal income tax at the lower maximum tax rates applicable to long-term capital gains. Taxation of the Trust and the Fund as a corporation could materially reduce the after-tax return on an investment in shares and could substantially reduce the value of the shares.

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The Fund is organized and operated as a Delaware statutory trust in accordance with the provisions of its Trust Agreement and applicable state law, but is taxed in a manner similar to a limited partnership, and therefore, has a more complex tax treatment than conventional mutual funds.

The Fund is organized and operated as a Delaware statutory trust in accordance with the provisions of its Trust Agreement and applicable state law, but is taxed in a manner similar to a limited partnership, and therefore, has a more complex tax treatment than conventional mutual funds. No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund will furnish shareholders each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of the Fund. This must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from the Fund during the taxable year. A shareholder, therefore, may be allocated income or gain by the Fund but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

In addition to federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in the Fund. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local and foreign tax returns.

If the Fund is required to withhold tax with respect to any Non-U.S. shareholders, the cost of such withholding may be borne by all shareholders.

Under certain circumstances, the Fund may be required to pay withholding tax with respect to allocations to Non-U.S. shareholders. Although the Trust Agreement provides that any such withholding will be treated as being distributed to the Non-U.S. shareholder, the Fund may not be able to cause the economic cost of such withholding to be borne by the Non-U.S. shareholder on whose behalf such amounts were withheld since the Fund does not intend to make any distributions. Under such circumstances, the economic cost of the withholding may be borne by all shareholders, not just the shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of the shares.

OTC Contract Risk

Currently, OTC transactions are subject to changing regulation.

A portion of the Fund’s assets may be used to trade OTC contracts, such as forward contracts, options, swaps or spot contracts. OTC contracts are typically contracts traded on a principal-to-principal, non-cleared basis through dealer markets that are dominated by major money center and investment banks and other institutions. The markets for OTC contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. While certain regulations adopted over the past several years are intended to provide additional protections to participants in the OTC market, the current regulation of the OTC contracts could expose the Fund in certain circumstances to significant losses in the event of trading abuses or financial failure by participants. As a result of such regulations, if the Trust on behalf of the Fund, enters into or has entered into certain interest rate and credit default swaps, such swaps will be required to be centrally cleared. Determinations on other types of swaps are expected in the future, and, when finalized, could require the Fund to centrally clear certain OTC instruments presently entered into and settled on a bi-lateral basis.

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The Fund will be subject to credit risk with respect to counterparties to OTC contracts entered into by the Trust on behalf of the Fund or held by special purpose or structured vehicles.

The Fund faces the risk of non-performance by the counterparties to the OTC contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to the Fund, in which case the Fund could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The Trust on behalf of the Fund may obtain only limited recovery or may obtain no recovery in such circumstances.

Valuing OTC derivatives may be less certain than actively traded financial instruments.

In general, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities or cleared swaps because the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

Other Risks

Shareholders will lose money when the Benchmark Futures Contract rises – a result that is the opposite from traditional funds.

A traditional fund typically seeks to track a particular benchmark. However, the Fund seeks to obtain inverse exposure to the Benchmark Futures Contract, such that an increase in performance by the Benchmark Futures Contract would result in lower returns for a shareholder.

The Fund is not actively managed and inversely tracks the Benchmark Futures Contract during periods in which the price of the Benchmark Futures Contracts are flat or rising, as well as when the price is declining.

The Fund is not actively managed by conventional methods. Accordingly, the Fund will not close out its MLP Interests except in connection with paying the proceeds to an Authorized Participant upon the redemption of basket or closing out futures positions in connection with the quarterly change in the Benchmark Futures Contracts. USCF will seek to cause the NAV of the Fund’s shares to inversely track the Benchmark Futures Contract during periods in which the price is flat or rising as well as when the price is declining.

BATS may halt trading in the Fund’s shares, which would adversely impact an investor’s ability to sell shares.

The Fund’s shares are listed for trading on BATS under the market symbol “[ • ].” Trading in shares may be halted due to market conditions or, in light BATS rules and procedures, for reasons that, in the view of BATS, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Fund’s shares will continue to be met or will remain unchanged.

The lack of an active trading market for the Fund shares may result in losses on an investor’s investment in the Fund at the time the investor sells the shares.

Although the Fund’s shares are listed and traded on BATS, there can be no guarantee that an active trading market for the shares will be maintained. If an investor needs to sell shares at a time when no active trading market for them exists, the price the investor receives upon sale of the shares, assuming they were able to be sold, likely would be lower than if an active market existed.

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USCF is leanly staffed and relies heavily on key personnel to manage the Fund and other funds.

USCF was formed to be the sponsor and manager of investment vehicles such as the Fund and has been managing such investment vehicles since April 2006. The Chief Executive Officer and President of USCF manage and direct the day-to-day activities and affairs of the Fund.

The Sixth Amended and Restated Limited Liability Company Agreement of USCF (the “LLC Agreement”) provides limited authority to the Non-Management Directors, and any Director of USCF may be removed by USCF’s parent company, which is a closely-held private company where the majority of shares has historically been voted by one person.

USCF’s Board of Directors currently consists of four Management Directors, each of whom are shareholders of USCF’s parent, Wainwright Holdings, Inc. (“Wainwright”), and three Non-Management Directors, each of whom are considered independent for purposes of applicable exchange and SEC rules. Under USCF’s LLC Agreement, the Non-Management Directors have only such authority as the Management Directors expressly confer upon them, which means that the Non-Management Directors may have less authority to control the actions of the Management Directors than is typically the case with the independent members of a company’s Board of Directors. In addition, any Director may be removed by written consent of Wainwright, which is the sole member of USCF. Wainwright is a privately held company in which the majority of shares are held by or on behalf of Nicholas D. Gerber and his immediate family members (the “Gerber Family”). Historically, shares of Wainwright have been voted by, and on behalf of, the Gerber Family by Nicholas D. Gerber, and it is anticipated that such trend will continue in the future. Accordingly, although USCF is governed by the USCF Board of Directors, which consists of both Management Directors and Non-Management Directors, pursuant to the LLC Agreement, it is possible for Mr. Gerber to exercise his control of Wainwright to effect the removal of any Director (including the Non-Management Directors which comprise the Audit Committee) and to replace that Director with another Director. Having control in one person could have a negative impact on USCF and the Fund, including their regulatory obligations.

There is a risk that the Fund will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such the Fund may not earn any profit.

The Fund is contractually obligated to pay a management fee to USCF, fees to brokers subject to a cap, and certain expenses regardless of whether the Fund’s activities are profitable. Accordingly, the Fund must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

Regulation of the commodity interests markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and futures exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. Regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but it could be substantial and adverse.

The Trust is not a registered investment company so shareholders do not have the protections of the 1940 Act.

The Trust is not an investment company subject to the 1940 Act. Accordingly, investors do not have the protections afforded by that statute, which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The Fund has no operating history so there is no performance history to serve as a basis for you to evaluate an investment in the Fund.

The Fund is new and has no operating history. Therefore, you do not have the benefit of reviewing the past performance of the Fund as a basis to evaluate an investment in the Fund. The Sponsor’s current experience involves managing the Related Public Funds. The Sponsor’s results with the Related Public Funds may not be directly applicable to the Fund since the Fund has a different investment objective than the Related Public Funds.

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The Fund and USCF may have conflicts of interest, which may permit them to favor their own interests to the detriment of shareholders.

The Fund is subject to actual and potential inherent conflicts involving USCF, various commodity futures brokers, the Marketing Agent and any Authorized Participants. USCF’s officers, directors and employees do not devote their time exclusively to the Fund. These persons are directors, officers or employees of other entities that may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities. As a result of these and other relationships, parties involved with the Fund have a financial incentive to act in a manner other than in the best interests of the Fund and the shareholders. USCF has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts of interest to resolve them equitably. Although USCF attempts to monitor these conflicts, it is extremely difficult, if not impossible, for USCF to ensure that these conflicts do not, in fact, result in adverse consequences to the shareholders.

The Fund may also be subject to certain conflicts with respect to its Futures Commission Merchant (“FCM”), including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the FCM.

USCF’s officers, directors and employees do not devote their time exclusively to the Fund and could have a conflict between their responsibilities to the Fund and to the Related Public Funds.

The Fund and USCF may have inherent conflicts to the extent USCF attempts to maintain the Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its shares’ NAV track changes in the value of the Index.

USCF’s officers, directors and employees do not devote their time exclusively to the Fund. For example, USCF’s directors, officers and employees act in such capacity for other entities, including the Related Public Funds, that may compete with the Fund for their services. Accordingly, they could have a conflict between their responsibilities to the Fund and to other entities.

USCF has sole current authority to manage the investments and operations of the Fund. This authority to manage the investments and operations of the Fund may allow USCF to act in a way that furthers its own interests in conflict with the best interests of investors. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amending the Trust Agreement, changing the Fund’s basic investment objective, dissolving the Fund, or selling or distributing the Fund’s assets.

The Fund and REX may have conflicts of interest, which may permit REX to favor its own interests to the detriment of Fund shareholders.

REX may have conflicts of interest, which may permit it to favor its own interests to the detriment of shareholders. REX’s officers, directors and employees do not devote their time exclusively to the Fund or to REX MLPshares, LLC. These persons are directors, officers or employees of other entities that may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities. As a result of these and other relationships, parties involved with REX may have a financial incentive to act in a manner other than in the best interests of the Fund and the shareholders. USCF has not established any formal procedure to resolve REX conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts of interest to resolve them equitably. Although USCF attempts to monitor these conflicts, it is extremely difficult, if not impossible, for USCF to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund’s shareholders.

REX’s officers, directors and employees do not devote their time exclusively to the Fund and could have a conflict between their responsibilities to other entities.

REX’s officers, directors and employees do not devote their time exclusively to the Fund. Rather, REX’s directors, officers and employees act in various capacities for other entities, some of which may now, or in the future, compete with the Fund for their services. Accordingly, REX’s officers, directors and employees could have a conflict between their responsibilities to the Fund and to other entities.

USCF has sole current authority to manage the investments and operations of the Fund. It has delegated certain marketing functions with respect to the Fund to REX. REX may act in a way that furthers its own interests in conflict with the best interests of investors.

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Shareholders have only very limited voting rights and have the power to replace USCF only under specific circumstances. Shareholders do not participate in the management of the Fund and do not control USCF, so they do not have any influence over basic matters that affect the Fund.

Shareholders have very limited voting rights with respect to the Fund’s affairs and have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). Shareholders may elect a replacement sponsor only if USCF resigns voluntarily or loses its charter. Shareholders are not permitted to participate in the management or control of the Fund or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of USCF to manage the Fund’s affairs. For example, the dissolution or resignation of USCF would cause the Fund to terminate unless, within 90 days of the event, shareholders holding shares representing at least 66 2/3% of the outstanding shares of the Fund elect to continue the Trust and appoint a successor sponsor. In addition, USCF may terminate the Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent. However, no level of losses will require USCF to terminate the Fund. The Fund’s termination would result in the liquidation of its assets and the distribution of the proceeds thereof, first to creditors and then to the shareholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods, and the Fund could incur losses in liquidating its assets in connection with a termination.

The Fund could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.

The Fund could terminate at any time, regardless of whether that the Fund has incurred losses, subject to the terms of the Trust Agreement. In particular, unforeseen circumstances, including the bankruptcy, dissolution, or removal of USCF as the sponsor of the Trust could cause the Fund to terminate unless a successor is appointed in accordance with the Trust Agreement. However, no level of losses will require USCF to terminate the Fund. The Fund’s termination would cause the liquidation and potential loss of an investor’s investment. Termination could also negatively affect the overall maturity and timing of an investor’s investment portfolio.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the Fund’s NAV.

If a substantial number of requests for redemption of Redemption Baskets are received by the Fund during a relatively short period of time, the Fund may not be able to satisfy the requests from the Fund assets not committed to trading. As a consequence, it could be necessary to liquidate positions in the Fund’s trading positions before the time that the trading strategies would otherwise dictate liquidation.

The Fund does not expect to make cash distributions.

The Fund does not intend to make any cash distributions and intends to reinvest any realized gains in additional MLP Interests rather than distributing cash to shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, the Fund generally does not expect to distribute cash to shareholders. An investor should not invest in the Fund if the investor will need cash distributions from the Fund to pay taxes on its share of income and gains of the Fund, if any, or for any other reason. Nonetheless, although the Fund does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in MLP Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. If this income becomes significant then cash distributions may be made.

Proposed Money Market Reform

Currently, the Fund may invest in money market funds, as well as Treasuries with a maturity date of two years or less, as an investment for assets not used for margin or collateral in the Futures Contracts. On July 23, 2014, the SEC adopted final rules governing the structure and operation of money market funds, in a release adopting amendments to Rule 2a-7 under the 1940 Act. The new rules will require institutional prime money market funds to price their shares using market-based values instead of the amortized cost method (i.e., to use a “floating NAV”). In addition, all money market funds will be able, and in certain cases will be required, to impose liquidity fees and temporarily suspend redemptions during periods of market stress, subject to certain board findings. The SEC also revised certain diversification provisions of Rule 2a-7, as well as provisions relating to stress testing. Compliance with these requirements is not currently required. Accordingly, it is unclear at this time what impact of money market reform would have on the Fund’s ability to hedge risk. However, the imposition of a floating NAV could cause the Fund to limit remaining assets solely in Treasuries and cash.

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The failure or bankruptcy of a clearing broker or the Fund’s Custodian could result in a substantial loss of the Fund’s assets and could impair the Fund in its ability to execute trades.

Under CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or even if the customers’ funds are segregated by the clearing broker but the clearing broker is unable to satisfy a substantial deficit in a customer account, the clearing broker’s other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The bankruptcy of a clearing broker could result in the loss of the Fund’s assets posted with the clearing broker. The Fund may also be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

In addition, to the extent the Fund’s clearing broker is required to post the Fund’s assets as margin to a clearinghouse, the margin will be maintained in an omnibus account containing the margin of all the clearing broker’s customers. If the Fund’s clearing broker defaults to a clearinghouse because of a default by one of the clearing broker’s other customers or otherwise, then the clearinghouse can look to all of the margin in the omnibus account, including margin posted by the Fund and any other non-defaulting customers of the clearing broker to satisfy the obligations of the clearing broker.

From time to time, clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

In addition, the majority of the Fund’s assets are held in Treasuries, cash and/or cash equivalents with [ • ] (the “Custodian”). The insolvency of the Custodian could result in a loss of the Fund’s assets held by the Custodian, which, at any given time, could comprise a substantial portion of the Fund’s total assets.

The liability of USCF and the Trustee are limited under the Trust Agreement, and the value of the shares will be adversely affected if the Fund is required to indemnify the Trustee or USCF.

Under the Trust Agreement, the Trustee and USCF are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or USCF or breach by USCF of the Trust Agreement, as the case may be. As a result, USCF may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and the value of its shares.

Although the shares of the Fund are limited liability investments, certain circumstances such as bankruptcy or indemnification of the Fund by a shareholder will increase the shareholder’s liability.

The shares of the Fund are limited liability investments; shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement. In addition, a number of states do not have “statutory trust” statutes such as the Delaware statutes under which the Trust has been formed in the State of Delaware. It is possible that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. Finally, in the event the Trust or the Fund is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or the Fund, as applicable, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust or the Fund, as applicable, for all such liability and expense incurred, including attorneys’ and accountants’ fees.

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Investors cannot be assured of the continuation of the agreement between the Index Sponsor and REX for use of the Index, and discontinuance of the Index may be detrimental to the Fund.

Investors cannot be assured that the agreement between the Index Sponsor and REX for use of the Index will continue for any length of time. Should the agreement between the Index Sponsor and REX for use of the Index be terminated, REX and USCF will be required to find a replacement index, which may have an adverse effect on the Fund.

Changes That Affect the Composition and Calculation of the Index Will Affect the Market Value of the Fund.

The Index Sponsor is responsible for calculating and publishing the Index. The Index Sponsor can add, delete or substitute the Component Securities. You should realize that the changing of Component Securities may affect the Index, as a newly added Index Constituent may perform significantly better or worse than the Index Constituent it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could affect the level of the Index, which will likely have an effect on the levels at which the Benchmark Futures Contract trades. As a result, determinations affecting the level of the Index could adversely affect your investment in the Fund. The Index Sponsor has no obligation to consider your interests as a holder of the Fund in calculating or revising the Index.

Investors cannot be assured of REX’s continued services, and discontinuance may be detrimental to the Fund.

Investors cannot be assured that REX will be willing or able to continue to service the Fund for any length of time. If REX discontinues its activities on behalf of the Fund, the Fund may be adversely affected.

The Fund is a series of the Trust and, as a result, a court could potentially conclude that the assets and liabilities of the Fund are not segregated from those of another series of the Trust, thereby potentially exposing assets in the Fund to the liabilities of another series of the Trust.

The Fund is a series of a Delaware statutory trust and not itself a separate legal entity. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof shall be enforceable against the assets of such series. USCF is not aware of any court case that has interpreted this Inter-Series Limitation on Liability or provided any guidance as to what is required for compliance. USCF intends to maintain separate and distinct records for the Fund and account for the Fund separately from any other series of the Trust, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in one series to the liabilities of another series of the Trust.

USCF and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of the Fund property.

Neither USCF nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of the Fund property. The Trust Agreement does not confer upon shareholders the right to prosecute any such action, suit or other proceeding.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that USCF has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Fund’s intellectual property or technology, including the use of its business methods, trademarks and trading program software, without permission. USCF has a patent for the Fund’s business method and has registered its trademarks. The Fund does not currently have any proprietary software. However, if it obtains proprietary software in the future, any unauthorized use of the Fund’s proprietary software and other technology could also adversely affect its competitive advantage. The Fund may not have adequate resources to implement procedures for monitoring unauthorized uses of its patents, trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of USCF or claim that USCF has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, USCF may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if USCF is successful and regardless of the merits, may result in significant costs, divert its resources from the Fund, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

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ADDITIONAL INFORMATION ABOUT THE FUND, ITS INVESTMENT OBJECTIVE AND INVESTMENTS

The Fund is a series of the Trust. The Trust operates pursuant to the terms of the Declaration of Trust and Trust Agreement dated as of March 2, 2016 (“Trust Agreement”) which grants full management control of the Fund to USCF. The Trust Agreement is posted on the Fund’s website at [ • ]. The Fund maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612.

The net assets of the Fund consist primarily of investments in the Benchmark Futures Contracts and Related Investments. Market conditions that USCF currently anticipates could cause the Fund to invest in Related Investments include those allowing the Fund to obtain greater liquidity or to execute transactions with more favorable pricing.

The Fund invests substantially the entire amount of its assets in futures contracts while supporting such investments by holding the amounts of its margin, collateral and other requirements relating to these obligations in short-term obligations of the United States of two years or less (“Treasuries”), cash and cash equivalents. The daily holdings of the Fund are available on the Fund’s website at [ • ].

The Fund invests in MLP Interests to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in MLP Interests. In pursuing this objective, the primary focus of USCF, is the investment in futures contracts and the management of the Fund’s investments in Treasuries, cash and/or cash equivalents for margining purposes and as collateral.

The Fund seeks to invest in a combination of MLP Interests such that the daily changes in its NAV, measured in percentage terms, will track the inverse of the daily changes in the price of the Benchmark Futures Contract, also measured in percentage terms. As a specific benchmark, USCF endeavors to place the Fund’s trades in MLP Interests and otherwise manage the Fund’s investments so that the difference between “A” and “B” will be plus/minus 0.20 percent (0.20%) of “B”, where:

•	A is the average daily percentage change in the Fund’s per share NAV for any period of thirty (30) successive valuation days, i.e., any BATS trading day as of which the Fund calculates its per share NAV; and

•	B is the inverse of the average daily percentage change in the price of the Benchmark Futures Contract over the same period.

USCF believes that market arbitrage opportunities will cause the daily change in the Fund’s share price on the BATS exchange on a percentage basis to closely track the daily changes in the Fund’s per share NAV on a percentage basis. USCF further believes that the daily changes in the Fund’s NAV in percentage terms will track the inverse of the daily changes in percentage terms in the Benchmark Futures Contract, less the Fund’s expenses. While the Fund primarily invests in Benchmark Futures Contracts to meet its investment objective and not the Component Securities, there is expected to be a reasonable degree of correlation between the changes in the value of Benchmark Futures Contracts and the share prices of the Component Securities. If, as a result of regulatory requirements or in view of market conditions, the Fund is unable to reasonably gain inverse exposure to the Index, the Component Securities or other individual MLPs using the MLP Interests, all or part of the Fund may be invested only in cash and cash instruments.

The Fund will not seek to achieve its stated investment objective over a period of time greater than one day. The pursuit of daily inverse investment goals means that the return of the Fund for a period longer than a full trading day may have no resemblance to -100% of the return of the Benchmark Futures Contract for such longer period because the aggregate return of the Fund is the product of the series of each trading day’s daily returns. During periods of market volatility, the volatility of the Benchmark Futures Contract may affect the Fund’s return as much as or more than the return of the Benchmark Futures Contract. Further, the return for investors that invest for periods less than a full trading day or for a period different than a trading day will not be the product of the return of the Fund’s stated investment objective and the performance of the Benchmark Futures Contract for the full trading day. Additionally, natural market forces called contango and backwardation can impact the total return on an investment in the Fund’s shares relative to a hypothetical direct investment in the various securities and, in the future, it is likely that the relationship between the market price of the Fund’s shares and changes in the share prices of the underlying securities will continue to be so impacted by contango and backwardation.

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The Fund is designed to be utilized only by knowledgeable investors who understand the potential consequences of seeking daily inverse investment results, understand the risks associated with shorting and are willing to monitor their portfolios frequently. The Fund is not intended to be used by, and is not appropriate for, investors who do not intend to actively monitor and manage their portfolios.

USCF employs a “neutral” investment strategy in order to inversely track changes in the Index regardless of whether the Index goes up or goes down. The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s shares for the purpose of obtaining exposure to the securities that comprise the Index in a cost-effective manner. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the securities market may exist. In addition, an investment in the Fund involves the risks that the daily changes in the price of the Fund’s shares, in percentage terms, will not inversely track the daily changes in the Benchmark Futures Contract, in percentage terms, and that daily changes in the Benchmark Futures Contract, in percentage terms, will not inversely correlate with daily changes in the share prices of the Component Securities, in percentage terms.

The Index and the Index Sponsor

The Index is designed to measure the total return performance of leading MLPs and LLCs. exchanges. MLPs are limited liability partnerships that are publicly traded on a securities exchange. Publicly traded LLCs have a similar legal structure to MLPs and share the same tax characteristics. As the vast majority of traded partnerships have operations in the oil and gas industries, the Index follows the Global Industry Classification Standard® (“GICS”) and focuses on companies in the GICS Energy Sector and GICS Gas Utilities Industry. GICS provides a consistent set of global sector and industry definitions that enable market participants to identify and analyze companies from a common global perspective by breaking down the market into four levels of granularity: 10 sectors, 24 industry groups, 68 industries, and 154 sub-industries. Companies are classified primarily based on revenues, though earnings and market perception are also considered in classification analysis.

The Bloomberg ticker of the Index is SPMLPT. The Bloomberg ticker of the Price Return Index is SPMLP. The Index began publishing on September 6, 2007. In addition, S&P Dow Jones Indices has calculated over 6 years of hypothetical historical index data based upon the application of the Index methodology described herein. Relevant data points are also published daily. MLPs are added or removed by the Index Sponsor based on the methodology described below.

Index Eligibility

To qualify for membership in the Index, a stock must satisfy the following criteria:

1.	Be a publicly traded partnership with either a master limited partnership or a limited liability company structure.
2.	Be listed on the NYSE (including NYSE Arca), the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Select Market or the NASDAQ Capital Market;
3.	Belong to the GICS Energy Sector (GICS Code 10) or Gas Utilities Industry (GICS Code 551020).

Timing of Changes

Index constituent membership is reviewed once a year at the October Rebalancing. The reference date for such additions and deletions is after the closing of the last trading date of September. Index Constituent changes and weight adjustments occur after the closing of the third Friday of October.

Index Inclusion Criteria

At each annual rebalancing, a company in the qualifying universe is added to the Index if it meets the following requirements:

•	Float-adjusted market capitalization of at least US $300 million as of the rebalancing reference date.
•	Average daily value traded above US $2 million for the three months prior to the rebalancing reference date.

No additions are made to the Index between rebalancing.

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Index Exclusion Criteria

Index constituents may be deleted from the Index for the following reasons:

•	During the October rebalancing, if the company no longer has a float-adjusted market capitalization of at least US$ 250 million as of the rebalancing reference date.
•	During the October rebalancing, if the company no longer has an average daily value traded of at least US$ 1.5 million for the three months prior to the rebalancing reference date.
•	Between rebalancing, if the company is subject to certain corporate events such as mergers, acquisitions, bankruptcies, takeovers or delistings.

In cases of mergers involving two Component Securities, the merged company deemed to be the acquirer in the transaction remains in the Index, provided it meets all eligibility requirements. If the acquisition payment type is stock-based, the acquirer’s index shares increase proportionately to the terms of the transaction. If the acquisition payment type is not stock-based, the acquirer’s index shares remain at pre-merger levels.

Index Construction

The Index methodology employs a modified market capitalization-weighting scheme, using the divisor methodology used in most S&P Dow Jones equity indices. At each annual rebalancing, no stock can have a weight of more than 15% in the index and all stocks with a weight greater than 4.5%, based on float adjusted market capitalization, are not allowed, as a group, to exceed 45% of the Index. In order to uphold these parameters, the Index uses a modified market capitalization weighting scheme. Modifications are made to market capitalization weights, if required, to reflect available float, while applying single stock and concentration limit capping to the Component Securities.

Constituent Selection

1.	All eligible publicly traded MLPs and LLCs within the previously referenced GICS categories with listings on the NYSE (including NYSE Arca and NYSE Amex), the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Select Market or the NASDAQ Capital Market are identified.
2.	For each stock, the average three-month daily value traded (“liquidity”) and float-adjusted market capitalization (“market cap”), as of the reference date, are measured.
3.	All non-current Component Securities with a market cap of less than US$ 300 million (the “Market Cap Threshold”) and/or liquidity of less than US$ 2 million (the “Liquidity Threshold”) are removed. All current Component Securities with a market cap of less than US$ 250 million (the “Market Cap Threshold”) and/or liquidity of less than US$ 1.5 million (the “Liquidity Threshold”) are removed. The remaining stocks become Component Securities.

Index Constituent Weightings

At each rebalancing, the weight for each Index Constituent is set in the following manner:

1.	With data reflected on the rebalancing reference date (the third Friday in October), each Index Constituent is weighted by float-adjusted market capitalization.
2.	If any Index Constituent has a weight greater than 15%, that Index Constituent has its weight capped at 15%.
3.	All excess weight is proportionally redistributed to all uncapped stocks within the Index.
4.	After this redistribution, if the weight of any other Index Constituent(s), then, breaches 15%, the process is repeated iteratively until no Component Securities breach the 15% weight cap.
5.	The weights of all Component Securities within the Index which have a weight greater than 4.5% are added together. If the total weight of these Component Securities is less than 45% then the capping is completed.
6.	If the total weight is greater than 45%, then the Component Securities in question are ranked in descending order based on weight, summed cumulatively, and the first Index Constituent that brings the total weight of the group above 45% is, then, capped. This Index Constituent is capped to a weight equal to the larger of (1) 4.5% or (2) the difference between 45% and the total weight of all the Component Securities larger than the Index Constituent in question.
7.	All Component Securities with weights greater than 4.5%, but with lower weights than the Index Constituent capped in step 6, are capped to a weight of 4.5%.
8.	All excess weight is proportionally redistributed to all Component Securities within the Index with a weight less than 4.5%.
9.	After this redistribution, if the weight of any Index Constituent(s) that was originally less than 4.5% then breaches 4.5%, the process is repeated iteratively until no Component Securities breach the 4.5% weight cap.

See “Index Rebalancings” below for more information on how the Index is rebalanced.

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The table below shows the Component Securities with the ten highest weightings as of February 29, 2016:

Index Constituent	Weight
Enterprise Product Partners LP	18.17%
Magellan Midstream Partners	9.41%
Energy Transfer Partners LP	7.91%
Plains All American Pipeline LP	5.43%
Buckeye Partners LP	4.86%
MPLX LP	3.69%
Energy Transfer Equity LP	3.56%
Williams Partners LP	3.21%
ONEOK Partners LP	2.83%
Sunoco Logistics Partners LP	2.77%

Source: S&P Dow Jones Indices LLC

Index Calculations

The Index is calculated by means of the divisor methodology used in all S&P Dow Jones equity indices. For more information on the Index calculation methodology, please refer to the Modified Market Capitalization-Weighted Indices section of S&P Dow Jones Indices’ Index Mathematics Methodology. The Index value is the index market value divided by the index divisor:

Index Value = Index Market Value

Index Divisor

In order to maintain basket series continuity, it is also necessary to adjust the divisor at the rebalancing.

(Index Value) before rebalancing = (Index Market Value) after rebalancing

Therefore,

(Divisor) after rebalancing = (Index Market Value) after rebalancing after rebalancing

As a total return index, the Index also assumes that dividends are reinvested in the Index after the close on the relevant ex-date for such dividend. The Price Return Index does not assume that dividends are reinvested in the Price Return Index.

Index Rebalancings

The Index undergoes a major rebalancing once a year in October, coinciding with the annual review of the qualifying universe. The rebalancing effective date is after the close of the third Friday in October. The reference date is after the close of the last trading date in September.

Component Securities’ shares are weighted and assigned Index shares using the closing prices as of the second Friday of October as the reference price. Since Index shares will be assigned based on prices one week prior to rebalancing, the actual weight of each Index Constituent at the rebalancing will differ from the target weights due to market movements.

Base Date

The base value of the Index was set to 1000 on July 20, 2001. Data history begins on July 20, 2001. Daily returns are available starting from that date.

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Index Adjustments

The following adjustments are made to the index to reflect certain corporate actions taken by Component Securities:

Corporate Action	Adjustment Made to Index	Divisor Adjustment
Spin-Off	In general, both the parent company and spin-off companies will remain in the index until the next index rebalancing, regardless of whether they conform to the theme of the index. When there is no market- determined price available for the spin, the spin is added to the index at zero price at the close of the day before the ex-date. (For exceptions to this rule please refer to the S&P Indices Corporate Actions Policies & Practices Methodology)	No
Rights Offering	The price is adjusted to the Price of Parent Company minus (the Price of the Rights Offering/Rights Ratio). Index Shares change so that the company’s weight remains the same as its weight before the rights offering.	No
Stock Dividend, Stock Split, Reverse Stock Split	Index Shares are multiplied by and the price is divided by the split factor.	No
Share Issuance or Share Repurchase	None. Actual shares outstanding of the company play no role in the daily index calculation.	No
Special Dividends	The price of the stock making the special dividend payment is reduced by the per-share special dividend amount after the close of trading on the day before the ex-date.	Yes
Delisting, acquisition or any other corporate action resulting in the deletion of the stock from the underlying index.	The stock is dropped from the index. If the acquirer is an index constituent and the acquisition is stock-based, the index shares of the acquirer increase proportionately to the terms of the transaction. The weight lost by the deletion and any applicable index share changes causes the weights of all other index constituents to change proportionately.	Yes

For more information on Corporate Actions, please refer to the S&P Dow Jones Indices’ Corporate Actions Policies & Practices Methodology located at the Resources Center on the S&P Dow Jones Indices’ web site.

Announcements

Index rebalancing announcements are made at 5:15 PM Eastern Time three to ten business days before the effective date on the S&P Dow Jones Indices web site at www.spindices.com. No separate announcements are made for routine corporate actions whose index implications are discussed in this document. If required, special or unusual events may warrant a posting on the aforementioned website.

Holiday Schedule

The Index is calculated daily, throughout the calendar year. The index is not calculated on days when U.S. exchanges are officially closed. A complete holiday schedule for the year is available on the S&P Dow Jones Indices web site at www.spindices.com.

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Unscheduled Market Closures

In situations where an exchange is forced to close early due to unforeseen events, such computer or electric power failures, weather conditions or other events, the Index Sponsor will calculate the closing level of the Index based on (1) the closing prices of the Component Securities published by the relevant exchanges, or (2) if no closing price is available, the last regular trade reported for each Index Constituent before the relevant exchange closed. If an exchange fails to open due to unforeseen circumstances, the Index will use the prior day’s closing prices. If all exchanges fail to open, the Index Sponsor may determine not to publish the Index for that day.

Index Governance

The Americas Thematic and Strategy Index Committee (the “Index Committee”) maintains the Index. At each meeting, the Index Committee reviews pending corporate actions that may affect Component Securities, statistics comparing the composition of the Index to the market, companies that are being considered as candidate for addition to the Index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts, or other matters.

The Index Sponsor considers information about changes to its indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

Discontinuance or Modification of the Index

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Fund.

Historical Closing Values of the Index

Since its inception, the Index has experienced fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the period in which shares of the Fund are outstanding. The historical performance of the Index shown below should not be taken as an indication of future performance, and no assurance can be given that the value of the Index will increase sufficiently to cause holders of the Fund to receive a return on their investment).

The Index was launched on September 6, 2007, and the base date for the Index is July 20, 2001. All data relating to the period prior to the launch date of the Index is an historical estimate by the Index Sponsor using available data as to how the Index may have performed in the pre-launch date period had the Index Sponsor begun calculating the Index on the base date of the Index using the methodology it currently uses. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table and graph illustrate:

                     (i)      on a hypothetical basis, how the Index would have performed from July 20, 2001, to and excluding September 6, 2007 based on the selection criteria and methodology described above; and

                    (ii)      on an actual basis, how the Index has performed from and including September 6, 2007, onwards.

Date	Index Level
July 20, 2001	1,000.00
December 31, 2001	1,066.30
December 31, 2002	1,024.80
December 31, 2003	1,481.51
December 31, 2004	1,687.83
December 30, 2005	1,754.14
December 29, 2006	2,208.58
December 31, 2007	2,416.44
December 31, 2008	1,511.22
December 31, 2009	2,701.93
December 31, 2010	3,652.17
December 30, 2011	4,180.53
December 31, 2012	4,387.47
December 31, 2013	5,692.74
December 31, 2014	6,128.78
December 31, 2015	3,979.65

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PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

S&P MLP Index Hypothetical and Actual Historical Performance

July 20, 2001 – December 31, 2015

The following graph shows the hypothetical performance of the Index during the period from July 20, 2001, to and excluding September 6, 2007, and the actual performance of the Index from and including September 6, 2007, to and including December 31, 2015.

Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

Source: S&P Dow Jones Indices LLC; based on publicly available Bloomberg data.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The S&P MLP Total Return Index is a product of S&P Dow Jones Indices LLC and/or its affiliates, and has been licensed for use by REX. The REX S&P MLP Inverse Fund is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, any of their respective affiliates or third party licensors (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the REX S&P MLP Inverse Fund or any member of the public regarding the advisability of investing in securities generally or in the REX S&P MLP Inverse Fund particularly or the ability of the S&P MLP Total Return Index to track general market performance. S&P Dow Jones Indices’ only relationship to REX with respect to the S&P MLP Total Return Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices. The S&P MLP Total Return Index is determined, composed and calculated by S&P Dow Jones Indices without regard to REX or the REX S&P MLP Inverse Fund. S&P Dow Jones Indices have no obligation to take the needs of REX or the owners of REX S&P MLP Inverse Fund into consideration in determining, composing or calculating the S&P MLP Total Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of REX S&P MLP Inverse Fund or the timing of the issuance or sale of the REX S&P MLP Inverse Fund or in the determination or calculation of the equation by which the REX S&P MLP Inverse Fund is to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the REX S&P MLP Inverse Fund. There is no assurance that investment products based on the S&P MLP Total Return Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc., a shareholder of S&P Dow Jones Indices LLC, and its affiliates may (i) independently issue and/or sponsor financial products unrelated to the REX S&P MLP Inverse Fund currently being issued by REX, but which may be similar to and competitive with the REX S&P MLP Inverse Fund and (ii) trade financial products which are linked to the performance of the S&P MLP Total Return Index. In addition, the Fund may invest in financial instruments issued and traded by CME Group Inc. or its affiliates. It is possible that some or all of the above trading activity will affect the value of the S&P MLP Total Return Index and the REX S&P MLP Inverse Fund.

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S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P MLP TOTAL RETURN INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY REX, OWNERS OF THE REX S&P MLP INVERSE FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P MLP TOTAL RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND REX, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Impact of Contango and Backwardation on Total Returns

Several factors determine the total return from investing in a futures contract position. One factor that impacts the total return that will result from investing in near quarter futures contracts and “rolling” those contracts forward each quarter is the price relationship between the current level of the index (the “spot” price) and the current near quarter contract and the next quarter contract. For example, if the price of the near quarter contract is lower than the spot price (a situation referred to as “backwardation” in the futures market), then absent any other change there is a tendency for the price of a near quarter contract to rise in value as it approaches expiration. Conversely, if the price of a near quarter contract is higher than the spot price (a situation referred to as “contango” in the futures market), then absent any other change there is a tendency for the price of a near quarter contract to decline in value as it approaches expiration. Backwardation and contango can also be used to describe the relationship between the near quarter contact and the next quarter contract. The value of the near quarter contract will fluctuate in reaction to a number of market factors. For equity total return indices, if investors in a futures contract like the Benchmark Futures Contract seek to maintain their position in a near term contract, every term they must sell their current near quarter contract as it approaches expiration and invest in the next quarter contract.

If the futures market is in backwardation, e.g., when the price of the S&P MLP Total Return Index Futures contract that expires later than the near month contract is lower than the near month contract’s price, the investor would be selling a next quarter contract for a lower price than the current near quarter contract. For example, if, during the roll period, the level of the Index is 3,796, the price of the near term contract is 3,796 and the price of the next to expire contract is 3,781, then USCF would purchase contracts as close as possible to 3,796 and sell contracts as close to possible as 3,781. Assuming no other changes in the underlying Component Securities or any price changes due to other factors, then the value of the Index would likely be near 3,796 and the futures contract at 3,781 would tend to increase towards the “spot” price of 3,796 as they approach expiration. Over time, if backwardation remained constant, the difference would continue to increase.

If the futures market is in contango, the investor would be selling a next quarter contract for a higher price than the current near quarter contract. For example, if, during the roll period, the level of the Index is 3,781, the price of the near term contract is 3,781 and the price of the next to expire contract is 3,796, then USCF would purchase contracts as close as possible to 3,781 and sell contracts as close as possible to 3,796. Assuming no other changes in the underlying Component Securities or any price changes due to other factors, then the value of the Index would likely be near 3,781 and the futures contracts at 3,796 would tend to decrease towards the “spot” price of 3,781 as they approach expiration. Over time, if contango remained constant, the difference would continue to increase.

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What are the Trading Policies of the Fund?

Liquidity

The Fund will invest in Benchmark Futures Contracts to the extent that (i) in the opinion of USCF, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests or (ii) in the opinion of USCF, the investment in the Benchmark Futures Contract is made at a level that is reasonable relative to the current level of the Index. The Fund invests only in other Futures Contracts that, in the opinion of USCF, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in Related Investments that, in the opinion of USCF, may be readily liquidated with the original counterparty or through a third party assuming the Fund’s position.

Leverage

USCF endeavors to have the value of the Fund’s Treasuries, cash and cash equivalents, whether held by the Fund or posted as margin or other collateral, at all times approximate the aggregate market value of its obligations under its MLP Interests. Commodity pools’ trading positions in futures contracts or other MLP Interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interests’) entire market value. While USCF does not intend to leverage the assets of the Fund, it is not prohibited from doing so under the Trust Agreement.

Borrowings

Borrowings are not used by the Fund unless it is required to borrow money in the event of physical delivery, if it trades in cash commodities, or for short-term needs created by unexpected redemptions. The Fund does not plan to establish credit lines.

OTC Derivatives

In addition to Futures Contracts and options on Futures Contracts, derivative contracts that are tied to various securities are entered into outside of public exchanges. These “over-the-counter” contracts are entered into between two parties in private contracts. Unlike most exchange-traded futures contracts or exchange-traded options, each party to such contract bears the credit of the other party, i.e., the risk that the other party may not be able to perform its obligations under its contract. To reduce the credit risk that arises in connection with such contracts, the Fund will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”) that provides for the netting of its overall exposure to its counterparty.

USCF assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty to an OTC contract pursuant to guidelines approved by USCF’s board.

The Fund may enter into certain transactions where an OTC component is exchanged for a corresponding futures contract (an “Exchange for Related Position” or “EFRP transaction”). In the most common type of EFRP transaction entered into by the Fund, the OTC component is the purchase or sale of one or more baskets of the Fund shares. These EFRP transactions may expose the Fund to counterparty risk during the interim period between the execution of the OTC component and the exchange for a corresponding futures contract. Generally, the counterparty risk from the EFRP transaction will exist only on the day of execution.

The Fund may employ spreads or straddles in its trading to mitigate the differences in its investment portfolio and its goal of tracking the inverse of the price of the Benchmark Futures Contract. The Fund would use a spread when it chooses to take simultaneous long and short positions in futures written on the same underlying asset, but with different delivery months.

The Fund does not anticipate engaging in trading in futures contracts listed on a foreign exchange, forward contracts or options on such contracts, but it may do so as outlined in the Fund’s listing exemptive order or as permitted under current regulations.

Pyramiding

USCF has, and will not employ, the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

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The Fund’s Operations

USCF and its Management and Traders

USCF is a single member limited liability company that was formed in the state of Delaware on May 10, 2005. It maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612. USCF is a wholly-owned subsidiary of Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”). The past performance of the Fund is located starting on page 23. Mr. Nicholas Gerber (discussed below) controls Wainwright by virtue of his ownership or control of a majority of Wainwright’s shares. Wainwright is a holding company that currently holds both USCF, as well as USCF Advisers LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended. USCF Advisers LLC serves as the investment adviser for the Stock Split Index Fund, a series of the USCF ETF Trust. USCF ETF Trust is registered under the 1940 Act. The Board of Trustees for the USCF ETF Trust consists of different independent trustees than those independent directors who serve on the Board of Directors of USCF. USCF is a member of the National Futures Association (“NFA”) and registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) on December 1, 2005, and as a Swaps Firm on August 8, 2013. USCF also manages the Related Public Funds.

USCF is required to evaluate the credit risk of the Fund to the FCM, oversee the purchase and sale of the Fund shares by certain authorized participants (“Authorized Participants”), review daily positions and margin requirements of the Fund and manage the Fund’s investments. USCF also pays the fees of [ • ], (the “Marketing Agent”) and [ • ] (“[ • ]”) (the Administrator and Custodian). [ • ] also serves as the Fund’s registrar and transfer agent. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

The business and affairs of USCF are managed by a board of directors (the “Board”), which is comprised of four management directors (the “Management Directors”) some of whom are also its executive officers and three independent directors who meet the independent director requirements established by BATS Rules and the Sarbanes-Oxley Act of 2002. The Management Directors have the authority to manage USCF pursuant to the terms of the Sixth Amended and Restated Limited Liability Company Agreement of USCF, dated as of May 15, 2015 (as amended from time to time, the “LLC Agreement”). Through its Management Directors, USCF manages the day-to-day operations of the Trust and the Fund. The Board has an audit committee which is made up of the three independent directors (Gordon L. Ellis, Malcolm R. Fobes III and Peter M. Robinson). The audit committee is governed by an audit committee charter that is posted on the Fund’s website at [ • ]. The Board has determined that each member of the audit committee meets the financial literacy requirements BATS and the audit committee charter. The Board has further determined that each of Messrs. Ellis and Fobes have accounting or related financial management expertise, as required by BATS, such that each of them is considered an “Audit Committee Financial Expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The Fund has no executive officers. Pursuant to the terms of the Trust Agreement, the Fund’s affairs are managed by USCF.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for USCF: John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Melinda Gerber, the Nicholas & Melinda Gerber Living Trust, dated November 9, 2005, the Gerber Family Trust FBO Jacob & Vasch, Eliot Gerber, Sheila Gerber, Jennifer Schoenberger and Scott Schoenberger, Andrew Ngim, Robert Nguyen, Peter Robinson, Gordon Ellis, Malcolm Fobes, Ray Allen, Kevin Baum, Carolyn Yu and Wainwright Holdings Inc. The individuals who are Principals due to their positions are John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Melinda Gerber, Andrew Ngim, Robert Nguyen, Peter Robinson, Gordon Ellis, Malcolm Fobes, Ray Allen, Kevin Baum, and Carolyn Yu. In addition, Nicholas D. Gerber, Melinda Gerber, the Nicholas & Melinda Gerber Living Trust, dated November 9, 2005, Gerber Family Trust FBO Jacob & Vasch, Eliot Gerber, Sheila Gerber, Jennifer Schoenberger and Scott Schoenberger are Principals due to their controlling stake in Wainwright. None of the Principals owns or has any other beneficial interest in USO. [Ray Allen and John P. Love will make trading and investment decisions for the Fund. John P. Love and Ray Allen execute trades on behalf of the Fund.] In addition, Nicholas D. Gerber, John P. Love, Robert Nguyen, Ray Allen and Kevin Baum are registered with the CFTC as Associated Persons of USCF and are NFA Associate Members. John P. Love, Robert Nguyen, Ray Allen and Kevin Baum are also registered with the CFTC as Swaps Associated Persons.

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John P. Love, 44, President and Chief Executive Officer of USCF since June 2015. Mr. Love previously served as a Senior Portfolio Manager for the Related Public Funds from March 2010 through June 2015. Prior to that, while still at USCF, he was a Portfolio Manager beginning with the launch of USO in April 2006.  Mr. Love was the portfolio manager of USO from April 2006 until March 2010 and the portfolio manager for USL from December 2007 until March 2010.  Mr. Love has been the portfolio manager of UNG since April 2007, and the portfolio manager of UGA, UHN, and UNL since March 2010. Additionally, Mr. Love serves as President of USCF Advisers LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended and has acted as co-portfolio manager of the Stock Split Index Fund, a series of the USCF ETF Trust for the period from September 2014 to December 2015, when he was promoted to the position of President and Chief Executive Officer upon Mr. Gerber’s resignation from those positions. Mr. Love has been a principal of USCF listed with the CFTC and NFA since January 17, 2006. Mr. Love has been registered as an associated person of USCF since February 2015 and from December 1, 2005 to April 16, 2009. Additionally, Mr. Love has been approved as an NFA swaps associated person since February 2015. Mr. Love earned a B.A. from the University of Southern California, holds NFA Series 3 and FINRA Series 7 registrations and is a CFA Charterholder.

Stuart P. Crumbaugh, 52, Chief Financial Officer, Secretary and Treasurer of USCF since May 2015. Mr. Crumbaugh has been a principal of USCF listed with the CFTC and NFA since July 1, 2015. Mr. Crumbaugh joined USCF as the Assistant Chief Financial Officer on April 6, 2015. Prior to joining USCF, Mr. Crumbaugh was the Vice President Finance and Chief Financial Officer of Sikka Software Corporation, a software service healthcare company providing optimization software and data solutions from April 2014 to April 6, 2015. Mr. Crumbaugh served as a consultant providing technical accounting, IPO readiness and M&A consulting services to various early stage companies with the Connor Group, a technical accounting consulting firm, for the periods of January 2014 through March 2014; October 2012 through November 2012; and January 2011 through February 2011. From December 2012 through December 2013, Mr. Crumbaugh was Vice President, Corporate Controller and Treasurer of Auction.com, LLC, a residential and commercial real estate online auction company. From March 2011 through September 2012, Mr. Crumbaugh was Chief Financial Officer IP Infusion Inc., a technology company providing network routing and switching software enabling software-defined networking solutions for major mobile carriers and network infrastructure providers. Mr. Crumbaugh was the Global Vice President of Finance at Virage Logic Corporation, a semi-conductor IP and software company (acquired by Syopsys, Inc., a software company), from January 2010 through December 2010. Mr. Crumbaugh earned a B.A. in Accounting and Business Administration from Michigan State University in 1987 and is a Certified Public Accountant – Michigan (inactive).

Nicholas D. Gerber, 53, Chairman of the Board of Directors of USCF since June 2005. Mr. Gerber also served as President and Chief Executive Officer of USCF from June 2005 through June 2015 and Vice President since June 2015. Mr. Gerber co-founded USCF in 2005 and prior to that, he co-founded Ameristock Corporation in March 1995, a California-based investment adviser registered under the Investment Advisers Act of 1940 from March 1995 until January 2013. From January 26, 2015 to the present, Mr. Gerber is also the Chief Executive Officer, President and Secretary of Concierge Technologies, Inc. (“Concierge”), a supplier of mobile video recording devices thru its wholly owned subsidiary Janus Cam. Concierge is not affiliated with USCF and the Related Public Funds, other than through ownership by common control. Concierge is a publicly traded company under the ticker symbol “CNGC.” From August 1995 to January 2013, Mr. Gerber served as Portfolio Manager of Ameristock Mutual Fund, Inc. On January 11, 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or USCF. From the period June 2014 to the present, Mr. Gerber also serves as Chairman of the Board of Trustees of USCF ETF Trust, an investment company registered under the Investment Company Act of 1940, as amended, and has previously served as President of USCF Advisers LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended. In addition to his role as Chairman of the Board of USCF ETF Trust, he also served as its President and Chief Executive Officer from June 2014 until December 2015. In these roles, Mr. Gerber has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Gerber has been a principal of USCF listed with the CFTC and NFA since November 2005, an NFA associate member and associated person of USCF since December 2005 and a Branch Manager of USCF since May 2009. Mr. Gerber earned an MBA degree in finance from the University of San Francisco, a B.A. from Skidmore College and holds an NFA Series 3 registration.

Melinda D. Gerber, 48, Management Director of USCF since June 2015. Ms. Gerber co-founded USCF in 2005. She is a writer and published her book, How to Create and manage a Mutual Fund or Exchange-Traded Fund: A Professional’s Guide (Wiley, 2008). Ms. Gerber has been a principal of USCF listed with the CFTC and NFA since November 2005. Ms. Gerber co-founded USCF in 2005 and prior to that, she co-founded Ameristock Corporation in March 1995, a California-based investment adviser registered under the Investment Advisers Act of 1940 from March 1995 until January 2013. From March 1995 to January 2013, Ms. Gerber served as Secretary on the Board of Directors for the Ameristock Corporation and Ameristock Mutual Fund. Concurrent to her service as Secretary during the period of September 1994 to June 1999, Ms. Gerber was a project manager and consultant at GAP, Inc., a global apparel retail company. She was recognized by GAP, Inc. as one of the five most innovative individuals in the company. Ms. Gerber earned an MBA from the University of Southern California in 1994 and graduated from the University of California at Santa Barbara in 1990.

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Andrew F. Ngim, 55, co-founded USCF in 2005 and has served as a Management Director since May 2005. Mr. Ngim has served as the portfolio manager for USCI, CPER and USAG since January 2013. Mr. Ngim also served as USCF’s Treasurer from June 2005 to February 2012. Prior to and concurrent with his services to USCF, from January 1999 to January 2013, Mr. Ngim served as a Managing Director for Ameristock Corporation which he co-founded in March 1995 and was Co-Portfolio Manager of Ameristock Mutual Fund, Inc. from January 2000 to January 2013. From the period September 2014 to the present, Mr. Ngim also serves as portfolio manager of the Stock Split Index Fund, a series of the USCF ETF Trust, as well as a Management Trustee of the USCF ETF Trust from the period of August 2014 to the present. Mr. Ngim has been a principal of USCF listed with the CFTC and NFA since November 2005. Mr. Ngim earned his B.A. from the University of California at Berkeley.

Robert L. Nguyen, 56, Management Director and principal since July 2015. Mr. Nguyen has served on the Board of Wainwright Holdings Inc. since December 2014.  Mr. Nguyen co-founded USCF in 2005 and served as a Management Director until March 2012.  Mr. Nguyen was an Investment Manager with Ribera Investment Management, a high net worth money management firm, from January 2013 to March 2015.  Prior to and concurrent with his services to USCF, from January 2000 to January 2013, Mr. Nguyen served as a Managing Principal for Ameristock Corporation, a California-based investment adviser registered under the Investment Advisers Act of 1940, which he co-founded in March 1995. Mr. Nguyen was a principal of USCF listed with the CFTC and NFA from November 2005 through March 2012 and an associated person of USCF listed with the CFTC and NFA from November 2007 through March 2012. Mr. Nguyen has been a principal of USCF listed with the CFTC and NFA since July 2015 and a swap associated person of USCF listed with the CFTC and NFA and since December 2015. Mr. Nguyen earned his B.S. from California State University at Sacramento.

Carolyn M. Yu, 57, General Counsel and Chief Compliance Officer of USCF since May 2015 and February 2013, respectively, and from August 2011 through April 2015, Ms. Yu served as Assistant General Counsel. Since May 2015, Ms. Yu has served as Chief Legal Officer and Chief Compliance Officer of USCF Advisers LLC and USCF ETF Trust as well as Chief AML Officer of USCF ETF Trust. Prior to May 2015, Ms. Yu was the Assistant Chief Compliance Officer and AML Officer of the USCF ETF Trust. Previously, Ms. Yu served as Branch Chief with the Securities Enforcement Branch for the State of Hawaii, Department of Commerce and Consumer Affairs from February 2008 to August 2011. She has been a principal of USCF listed with the CFTC and NFA since August 2013. Ms. Yu earned her JD from Golden Gate University School of Law and a B.S. in business administration from San Francisco State University.

Ray W. Allen, 59, Portfolio Manager of USCF since January 2008. Mr. Allen was the portfolio manager of UGA from February 2008 until March 2010, the portfolio manager of UHN from April 2008 until March 2010 and the portfolio manager of UNL from November 2009 until March 2010. Mr. Allen has been the portfolio manager of DNO since September 2009, and the portfolio manager of USO and USL since March 2010 and the manager of BNO since June 2010. Mr. Allen has been a principal of USCF listed with the CFTC and NFA since March 2009 and has been registered as an associated person of USCF since July 2015 and from March 2008 to November 2012. Additionally, Mr. Allen has been approved as an NFA swaps associated person since July 2015. Mr. Allen earned a B.A. in economics from the University of California at Berkeley and holds an NFA Series 3 registration.

Kevin A. Baum, 45, Portfolio Manager of USCF since March 2016. Prior to joining USCF, Mr. Baum temporarily retired from December 2015 to March 2016.  Mr. Baum served as the Vice President and Senior Portfolio Manager for Invesco PowerShares from October 2014 through December 2015. Mr. Baum was temporarily retired from May 2012 through September 2014. From May 1993 to April 2012, Mr. Baum worked as the Senior Portfolio Manager, Head of Commodities for OppenheimerFunds, Inc.  Mr. Baum has been a principal and swap associated person of USCF since March 2016 and his registration with the CFTC and NFA is pending. Mr. Baum is a CFA Charterholder, CAIA Charterholder, and earned a B.B.A. in Finance from Texas Tech University.

Gordon L. Ellis, 69, Independent Director of USCF since September 2005. Previously, Mr. Ellis was a founder of International Absorbents, Inc., its Class 1 Director and Chairman since July 1985 and July 1988, respectively, and Chief Executive Officer and President since November 1996. He also served as a director of Absorption Corp., a wholly-owned subsidiary of International Absorbents, Inc., which is a leading developer and producer of environmentally friendly pet care and industrial products, from May 2010 until March 2013 when International Absorbents, Inc. and Absorption Corp. were sold to Kinderhook Industries, a private investment banking firm. Concurrent with that, he founded and has served as Chairman from November 2000 to May 2010 of Lupaka Gold Corp., f/k/a Kcrok Enterprises Ltd., a firm that acquires, explores, develops, and evaluates gold mining properties in Peru, South America. Mr. Ellis has his Chartered Directors designation from The Director’s College (a joint venture of McMaster University and The Conference Board of Canada). He has been a principal of USCF listed with the CFTC and NFA since November 2005. Mr. Ellis is an engineer and earned an MBA in international finance.

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Malcolm R. Fobes III, 51, Independent Director of USCF and Chairman of USCF’s audit committee since September 2005. He founded and is the Chairman and Chief Executive Officer of Berkshire Capital Holdings, Inc., a California-based investment adviser registered under the Investment Advisers Act of 1940 that has been sponsoring and providing portfolio management services to mutual funds since June 1997. Mr. Fobes serves as Chairman and President of The Berkshire Funds, a mutual fund investment company registered under the Investment Company Act of 1940. Since 1997, Mr. Fobes has also served as portfolio manager of the Berkshire Focus Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in the electronic technology industry. He was also contributing editor of Start a Successful Mutual Fund: The Step-by-Step Reference Guide to Make It Happen (JV Books, 1995). Mr. Fobes has been a principal of USCF listed with the CFTC and NFA since November 2005. He earned a B.S. in finance with a minor in economics from San Jose State University in California.

Peter M. Robinson, 58, Independent Director of USCF since September 2005. Mr. Robinson has been a Research Fellow since 1993 with the Hoover Institution, a public policy think tank located on the campus of Stanford University. He authored three books and has been published in the New York Times, Red Herring, and Forbes ASAP and is the editor of Can Congress Be Fixed?: Five Essays on Congressional Reform (Hoover Institution Press, 1995). Mr. Robinson has been a principal of USCF listed with the CFTC and NFA since December 2005. He earned an MBA from the Stanford University Graduate School of Business, graduated from Oxford University in 1982 after studying politics, philosophy, and economics and graduated summa cum laude from Dartmouth College in 1979.

The Fund’s Service Providers

REX MLPshares, LLC (“REX”) is a single member limited liability company that was formed in the state of Delaware on December 3, 2015. It maintains its main business office at 44 Post Road West, Westport, CT 06880. REX is a wholly-owned subsidiary of REX Shares, LLC, a Delaware limited liability company (“REX Shares”). REX Shares creates and delivers intelligently engineered exchange-traded products (“ETPs”) that solve specific access and efficiency problems. REX Shares was founded in 2014 with a focus on delivering new alternative ETPs. REX Shares sponsors ETPS based on strategies that include Gold Hedged Equities, VIX, and MLPs. REX Shares is based in Westport, Connecticut.

Pursuant to its agreement with USCF, REX assisted USCF in the development and launch of the Fund and provides certain ongoing services. REX also licenses certain intellectual property rights to USCF and the Fund, including a sub-license for the Index. REX does not make investment decisions and is not otherwise involved in the day-to-day operations or maintenance of the Funds.

Custodian, Registrar, Transfer Agent, and Administrator

In its capacity as the Custodian for the Fund, [ • ] may hold the Fund’s Treasuries, cash and/or cash equivalents pursuant to a custodial agreement. [ • ] is also the registrar and transfer agent for the shares. In addition, in its capacity as Administrator for the Fund, [ • ] performs certain administrative and accounting services for the Fund and prepares certain SEC, NFA and CFTC reports on behalf of the Fund.

[Currently, USCF pays [ • ] for its services, in the foregoing capacities, a minimum amount of $[ • ] annually for its custody, fund accounting and fund administration services rendered to each series of the Trust and each of the Related Public Funds, as well as a $[ • ] annual fee for its transfer agency services. In addition, USCF pays [ • ] an asset-based charge of: (a) [ • ] % for the first $[ • ] of the Related Public Funds’ combined net assets, (b) [ • ] % for the Related Public Funds’ combined net assets greater than $[ • ] but less than $[ • ], and (c) [ • ] % once the Related Public Funds’ combined net assets exceed $[ • ]. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $[ • ]. USCF also pays transaction fees ranging from $[ • ] to $[ • ] per transaction.]

[BBH&Co.’s principal business address is 50 Post Office Square, Boston, MA 02110-1548. BBH&Co., a private bank founded in 1818, is neither a publicly held company nor insured by the Federal Deposit Insurance Corporation. BBH&Co. is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§160-181, and is subject to regulation, supervision, and examination by the New York State Department of Financial Services. BBH&Co. is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.]

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Delaware Trustee

Wilmington Trust, N.A. (the “Trustee”) serves as the Trust’s corporate trustee as required under the Delaware Statutory Trust Act (“DSTA”). The Trustee will receive [ • ] for the first year of its services.

The Trustee is the sole trustee of the Trust. The rights and duties of the Trustee and USCF with respect to the offering of the shares and the Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, USCF or the shareholders of the Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with USCF.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by USCF. USCF has the discretion to replace the Trustee.

Only the assets of the Trust and USCF are subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, USCF has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of USCF, nor will the Trustee have any liability for the acts or omissions of USCF. The shareholders have no voice in the day to day management of the business and operations of the Fund and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Fund and the Trust, USCF may, in its sole and absolute discretion, appoint an affiliate or affiliates of USCF as additional sponsors and retain such persons, including affiliates of USCF, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

Marketing Agent

The Fund also employs ALPS Distributors, Inc. as the Marketing Agent, which is further discussed under “What is the Plan of Distribution?” USCF pays the Marketing Agent an annual fee. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of the offering.

The Marketing Agent’s principal business address is [ • ]. The Marketing Agent is a broker-dealer registered with the FINRA and a member of the Securities Investor Protection Corporation.

Futures Commission Merchant

USCF, on behalf of the Fund, has entered into an agreement with [ • ] whereby [ • ] will serve as a Futures Commission Merchant (“FCM”) for the Fund. [ • ] is an indirect wholly owned subsidiary of [ • ] and has a principal place of business at [ • ].

Although [ • ], in its capacity as Broker-Dealer and/or FCM, has been subject to regulatory disciplinary matters involving fines or other sanctions, as of the date hereof neither [ • ] nor any of its principals has been the subject of any material administrative, civil or criminal action, including any action that has been pending, on appeal, or concluded within the last five years, except as follows:

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[Insert litigation information from the relevant FCM.]

[ • ] will only act as a clearing broker for the Fund and as such will be paid commissions for executing and clearing trades on behalf of the Fund. [ • ] will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or the Fund.

[ • ] is not affiliated with USCF or the Fund. Therefore, neither USCF nor the Fund believe that there are any conflicts of interest with [ • ] or its trading principals arising from their acting as the Fund’s FCM.

The Fund’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You should note that you may pay brokerage commissions on purchases and sales of the Fund’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares-Creation and Redemption Transaction Fee,” page 56.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

	Fees and Expenses Before Fee/Expense Waiver		Fee/Expense Waiver		After Fee/Expense Waiver
Management Fees	[•]	%	[•]	%	[•]	%
Distribution Fees	[•]		[•]		[•]
Other Fund Expenses	[•]	%	[•]	%	[•]	%
Total Annual Fund Operating Expenses	[•]	%	[•]	%	[•]	%

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical investment in a single share of the Fund to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, an initial selling price per share of $25 which equals the NAV per share on [•] is assumed. In order for a hypothetical investment in shares to break even over the next 12 months, assuming a selling price of $25 per share, the investment would have to generate a 0.77% or $0.1925 return.

This breakeven analysis refers to the redemption of baskets by Authorized Participants and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Initial Selling Price Per Share	$25.00
USCF’s Management Fee (0.75%)	$0.1875
Creation Basket Fee (0.02%)	$0.005
Estimated Brokerage Fees (0.10%)	$0.025
Interest Income (0.1%)	$0.025
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the Share	$0.1925
Percentage of initial Selling Price Per Share	0.77%

Conflicts of Interest

There are present and potential future conflicts of interest in the Fund’s structure and operation you should consider before you purchase shares. USCF will use this notice of conflicts as a defense against any claim or other proceeding made. If USCF is not able to resolve these conflicts of interest adequately, it may impact the Fund’s and the Related Public Funds’ ability to achieve their investment objectives.

The officers, directors and employees of USCF do not devote their time exclusively to the Fund. These persons are directors, officers or employees of other entities which may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities.

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USCF has adopted policies that prohibit it and its principals, officers, directors and employees from trading futures and related contracts in which either the Fund or any of the Related Public Funds invests. These policies are intended to prevent conflicts of interest occurring where USCF or its principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Fund or any of the Related Public Funds.

USCF has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limits voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Fund’s assets.

USCF serves as the sponsor to the Fund and the general partner to the Related Public Funds. USCF may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other funds it manages.

In addition, USCF is required to indemnify the officers and directors of the Related Public Funds, if the need for indemnification arises. This potential indemnification will cause USCF’s assets to decrease. If USCF’s other sources of income are not sufficient to compensate for the indemnification, then USCF may terminate and you could lose your investment.

The officers, directors and employees of REX do not devote their time exclusively to the Fund. These persons are directors, officers or employees of other entities which may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities.

REX has adopted policies that prohibit it and its principals, officers, directors and employees from trading futures and related contracts in which the Fund invests. These policies are intended to prevent conflicts of interest occurring where REX or its principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Fund.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between USCF or any of its affiliates, on the one hand, and the Trust, the Fund or any shareholders or any other person, on the other hand, USCF shall resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Interests of Named Experts and Counsel

USCF has employed Sutherland Asbill & Brennan LLP to prepare this prospectus. Neither the law firm nor any other expert hired by USCF on behalf of the Trust and the Fund, to give advice on the preparation of this offering document has been hired on a contingent fee basis. Nor does any such party have any present or future expectation of interest in USCF, Marketing Agent, Authorized Participants, Custodian, Administrator or other service providers to the Trust and the Fund.

Ownership or Beneficial Interest in the Fund

As of the date of this prospectus USCF owns [•] shares of the Fund.

Fiduciary and Regulatory Duties of USCF

The general fiduciary duties which would otherwise be imposed on USCF (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the shares, are deemed to consent).

Additionally, under the Trust Agreement USCF has the following obligations as a sponsor of the Trust:

•	Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the shareholders;

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•	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

•	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

•	Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, to the extent permitted by the Trust Agreement, pledge, mortgage and hypothecate the assets of the Fund in accordance with the purposes of the Trust and this prospectus;

•	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in USCF’s immediate possession or control;

•	Enter into and perform agreements with each Authorized Participant, receive from Authorized Participants and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to for the account of the Authorized Participant submitting a purchase order;

•	Receive from Authorized Participants and process, or cause the Marketing Agent to process, properly submitted redemption orders, receive from the redeeming Authorized Participants through the Depository, and thereupon cancel or cause to be cancelled, shares corresponding to the Redemption Baskets to be redeemed;

•	Interact with the Depository as required;

•	Delegate duties to one or more administrators, as USCF determines; and

•	Delegate duties to one or more commodity trading or other advisors, as USCF determines.

To the extent that, at law (common or statutory) or in equity, USCF has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Fund, the shareholders or to any other person, USCF will not be liable to the Trust, the Fund, the shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of USCF.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from USCF where the losses result from a violation by USCF of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against USCF (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

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Liability and Indemnification

Under the Trust Agreement, USCF, the Trustee and their respective affiliates (collectively, “Covered Persons”) (i) shall have no liability to the Trust, to the Fund, or to any shareholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person and (ii) shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any shareholder or assignee thereof, in both cases, provided that such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by USCF with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other person selected by USCF to provide services to the Trust.

The Trust Agreement also provides that USCF (and any other Covered Person performing services on behalf of the Trust or the Fund, as applicable, and acting within the scope of USCF’s authority as set forth in the Trust Agreement) shall be indemnified by the Trust (or by the Fund separately to the extent the matter in question relates to a single fund or disproportionately affects a specific fund in relation to another fund) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or a fund, as applicable, provided that (i) USCF was acting on behalf of or performing services for the Trust or a fund, as applicable, and has determined, in good faith, that such course of conduct was in the best interests of the Trust or a fund, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of USCF and (ii) any such indemnification will only be recoverable from the assets of the Trust or of the Fund. All rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of USCF, or the withdrawal, adjudication of bankruptcy or insolvency of USCF, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against USCF.

USCF shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of the U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation cost) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the series funds in the Trust, including the Fund. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against USCF shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by USCF on behalf of the Trust or any fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any fund; and (iii) USCF undertakes to repay the advanced funds with interest to the Trust or any fund, as applicable, in cases in which it is not entitled to indemnification under the Trust Agreement.

In the event the Trust or any fund, as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or any fund, as applicable, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify, defend, hold harmless and reimburse or such fund, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. USCF also indemnifies the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee under the Trust Agreement), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for expenses resulting from the gross negligence or willful misconduct of any of the indemnified parties.

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Provisions of Law

According to applicable law, indemnification of USCF is payable only if USCF determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the Fund and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by USCF, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of USCF that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of USCF or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, USCF or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to USCF or its directors, officers, or persons controlling the Trust and the Fund, the Trust has been informed that the SEC and the various State administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

Management; Voting by Shareholders

The shareholders of the Fund take no part in the management or control, and have no voice in the Trust’s operations or business. USCF generally has the right to amend the Trust Agreement as it applies to the Trust provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by USCF in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

Meetings

Meetings of the Trust’s shareholders may be called by USCF and may be called by it upon the written request of shareholders holding at least 50% of the outstanding shares of the Trust or the Fund, as applicable. USCF shall deposit in the United States mail or electronically transmit written notice to all shareholders of the Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the shareholders such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by USCF. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting. shareholders may vote in person or by proxy at any such meeting.

Any action required or permitted to be taken by shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any shareholder to any action of the Trust, the Fund or any shareholder, as contemplated by the Trust Agreement, is solicited by USCF, the solicitation shall be effected by notice to each shareholder given in the manner provided in accordance with the Trust Agreement. The Trust Agreement provides that shareholders are deemed to have consented to any proposals recommended by USCF in the shareholder notice unless such shareholders timely object to the proposals. Therefore, a lack of a response by a shareholder will have the same effect as if that shareholder had provided affirmative written consent for the proposed action. USCF and all parties dealing with the Trust may act in reliance on such deemed activity.

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Termination Events

The Trust will dissolve at any time upon the happening of any of the following events:

•	The filing of a certificate of dissolution or revocation of USCF’s charter (and the expiration of 90 days after the date of notice to USCF of revocation without a reinstatement of its charter) or upon written notice by USCF of its withdrawal as Sponsor, unless (i) at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the business of the Trust or (ii) within 90 days of such event of withdrawal all the remaining shareholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Sponsors. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining shareholders to continue the business of the Trust and to appoint a successor Sponsor as provided above within 120 days of such event of withdrawal, shareholders holding shares representing at least a majority (over 50%) of the net asset value (not including shares held by USCF and its affiliates) may elect to continue the business of the Trust by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Agreement. Any such election must also provide for the election of a Sponsor to the reconstituted trust. If such an election is made, all shareholders of the Trust shall be bound thereby and continue as shareholders of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Trust.

•	In the event of the suspension, revocation or termination of USCF’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated).

•	The Trust becomes insolvent or bankrupt.

•	The shareholders holding shares representing at least seventy-five percent (75%) of the net asset value (which excludes the shares of USCF) vote to dissolve the Fund, notice of which is sent to USCF not less than ninety (90) business days prior to the effective date of termination.

•	The determination of USCF that the aggregate net assets of the Fund in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust.

•	The Trust is required to be registered as an investment company under the Investment Company Act of 1940, and USCF does not deem it advisable to register the Trust as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Books and Records

The Trust and the Fund keep their books of record and account at the office of USCF located at 1999 Harrison Street, Suite 1530, Oakland, CA, 94612, or at the offices of the Administrator located at [50 Post Office Square, Boston, Massachusetts, 02110], or such office, including of an administrative agent, as it may subsequently designate upon notice. These books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust and the Fund.

The Trust keeps a copy of the Trust Agreement on file in USCF’s office which will be available for inspection by any shareholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

At the end of each fiscal year, the Trust will furnish to DTC Participants for distribution to each person who is a shareholder at the end of the fiscal year an annual report containing the Trust’s audited financial statements and other information about the Trust and the Fund. USCF is responsible for the registration and qualification of the shares under the federal securities laws and federal commodities laws and any other securities and blue sky laws of the United States or any other jurisdiction as USCF may select. USCF is responsible for preparing all reports required by the SEC, BATS and the CFTC, but has entered into an agreement with the Administrator to prepare these reports as required by the SEC, the CFTC and BATS on the Trust’s behalf.

The financial statements of the Trust will be audited, as required by law and may be directed by USCF, by an independent registered public accounting firm designated from time to time by USCF. The accountants’ report will be furnished by the Trust to shareholders upon request. The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by applicable statute, rule or regulation.

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In addition to periodic reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, all of which can be assessed on the SEC’s website at www.sec.gov or on the Fund’s website at [ • ], the Trust pursuant to the Trust Agreement, will provide the following reports to shareholders in the manner prescribed below:

Annual Reports. Within 90 days after the end of each fiscal year, USCF shall cause to be delivered an annual report containing the following:

(i)	financial statements of the Trust, including without limitation, a balance sheet as of the end of the of the Trust’s fiscal year and statements of income, Trust’s equity and changes in financial position, for such fiscal year, which shall be prepared in accordance with accounting principles generally accepted in the United States of America consistently applied and shall be audited by a firm of independent certified public accountants registered with the Public Company Accounting Oversight Board,

(ii)	a general description of the activities of the Trust during the period covered by the report, and

(iii)	a report of any material transactions between the Trust and USCF or any of its affiliates, including fees or compensation paid by the Trust and the services performed by USCF or any such affiliate for such fees or compensation.

Quarterly Reports. Within 45 days after the end of each quarter of each fiscal year, USCF shall cause to be delivered, a quarterly report containing a balance sheet and statement of income for the period covered by the report, each of which may be unaudited but shall be certified by USCF as fairly presenting the financial position and results of operations of the Trust during the period covered by the report. The report shall also contain a description of any material event regarding the business of the partnership during the period covered by the report.

Monthly Reports. Within 30 days after the end of each month, USCF shall cause to be delivered, a monthly report containing an account statement, which will include a statement of income (loss) and a statement of changes in NAV, for the prescribed period. In addition, the account statement will disclose any material business dealings between the Trust, USCF, commodity trading advisor, FCM, or the principals thereof that previously have not been disclosed in this prospectus or any amendment thereto, other account statements or annual reports.

The Trust will provide information to its shareholders to the extent required by applicable SEC, CFTC and BATS requirements. An issuer, such as the Trust, of exchange-traded securities may not always readily know the identities of the investors who own those securities. The Trust and the Fund will post the same information described above on [ • ].

Fiscal Year

The fiscal year of the Fund is the calendar year. USCF may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of USCF, the Trust, the Fund, DTC (as registered owner of the Fund’s global certificate for shares) and the shareholders are governed by the laws of the State of Delaware. USCF, the Trust, the Fund and DTC and, by accepting shares, each DTC Participant and each shareholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over USCF, the Trust or the Fund.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against USCF, the Trust or the Fund, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

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Legal Opinion

Richards, Layton & Finger, P.A. has been retained to advise the Trust and the Sponsor with respect to the Units being offered hereby and will pass upon the validity of the Units being issued hereunder. Sutherland Asbill & Brennan LLP will provide the Sponsor with its opinion with respect to federal income tax matters addressed herein.

Experts

Spicer Jeffries LLP, an independent registered public accounting firm, will audit the financial statements of the Trust and the Fund that appear in the annual report on Form 10-K and Form 8-K for the Trust, respectively.

U.S. Federal Income Tax Considerations

The following discussion summarizes certain U.S. federal income tax consequences of the purchase, ownership and disposition of shares of the Fund, and the U.S. federal income tax treatment of the Fund, as of the date hereof. In general, this discussion is applicable to a shareholder who holds its shares as a capital asset. This summary does not purport to be a complete description of the income tax considerations applicable to an investment in shares. For example, we have not described tax consequences that may be relevant to certain types of shareholders subject to special treatment under United States federal income tax laws, including dealers or traders in securities, commodities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, or holders of shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

As used herein, the term “U.S. Shareholder” means a shareholder that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder. If a partnership holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your own tax advisor regarding the tax consequences.

USCF has received the opinion of Sutherland Asbill & Brennan LLP, counsel to the Trust, that, subject to the conditions, limitations and assumptions stated in this discussion, the material U.S. federal income tax consequences to the Fund and to U.S. shareholders and Non-U.S. shareholders (as defined below) will be as described in the following paragraphs. In rendering its opinion, Sutherland Asbill & Brennan LLP has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust and USCF. This opinion is not binding on the IRS. No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

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Tax Status of the Trust and the Fund

The Trust is organized and operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and the Fund’s status as a series of that trust, due to the nature of its activities, the Fund will be treated as a partnership rather than a trust for United States federal income tax purposes. In addition, the trading of shares on BATS will cause the Fund to be classified as a “publicly traded partnership” for federal income tax purposes. Under the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity (such as the Fund) that is not registered under the Investment Company Act of 1940, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence. For this purpose, “qualifying income” is defined as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, qualifying income includes any income that would satisfy the requirements of Code Section 851(b)(2), which includes dividends, interest, gains from the sale of stock or securities, net income derived from an interest in a qualified publicly traded partnership, and other income (including, but not limited to, gains from option, futures or forward contraction) derived with respect to its business of investment in securities. Further, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gains from commodities and futures, forwards, options and swaps and other notional principal contracts with respect to commodities. In connection with the opinion provided by Sutherland Asbill & Brennan LLP, the Trust and USCF have represented, among other things, the following to Sutherland Asbill & Brennan LLP:

•	At least 90% of the Fund’s gross income for each taxable year will be derived from (i) income and gains from qualified publicly traded partnerships (as defined in Code Section 851(h)), stocks or securities, (ii) income and gains from futures, forwards, options, OTC swap transactions, cleared swaps and other notional principal contracts with respect to qualified publicly traded partnerships, stocks, securities, or the Index and (iii) interest income;

•	The Fund is organized and will be operated in accordance with its governing documents and applicable law; and

•	The Fund has not elected, and the Fund will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Sutherland Asbill & Brennan LLP is of the opinion that the Fund will be classified as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. The Fund’s taxation as a partnership rather than a corporation will require USCF to conduct the Fund’s business activities in such a manner that it satisfies the qualifying income exception on a continuing basis. No assurance can be given that the Fund’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception. Sutherland Asbill & Brennan LLP will not review the Fund’s ongoing compliance with these requirements and will have no obligation to advise the Trust, the Fund or the Fund’s shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the Fund could be required to pay over amounts determined by the IRS), the Fund would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates. In that event, shareholders of the Fund would not report their share of the Fund’s income or loss on their returns. In addition, any distributions to shareholders would be treated as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits. Subject to holding period and other requirements, any such dividend would be a qualifying dividend subject to U.S. federal income tax at the lower maximum tax rates applicable to long-term capital gains. To the extent a distribution exceeded the Fund’s earnings and profits, it would be treated as a return of capital up to the amount of a shareholder’s basis in its shares and thereafter as gain from the sale of shares. Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the shares.

The remainder of this summary assumes that the Fund is classified for federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income. No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the Fund’s income, gain, loss, deduction and credit reported on the Fund’s partnership return. These items must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from the Fund during the taxable year. As a result, if, for example, the Fund recognizes ordinary income in the form of interest on Treasuries and other investments, and net capital gain from Benchmark Futures Contracts and Related Investments for a taxable year, shareholders must report their share of these items regardless of whether the Fund makes any distributions to shareholders. Consequently, a shareholder may be taxed on income or gain recognized by the Fund but receive no cash distribution with which to pay the resulting tax liability or a distribution that is insufficient to pay such liability. Because USCF currently does not intend to make distributions, it is likely that, a U.S. Shareholder that is allocated income or gain from the Fund will be required to pay taxes on its allocable share of such income or gain from sources other than the Fund distributions.

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Monthly Conventions for Allocations of the Fund’s Profit and Loss and Capital Account Restatement. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners. Subject to the discussion below, concerning certain conventions to be used by the Fund, allocations of the Fund income pursuant to the Trust Agreement should be considered as having substantial economic effect or as being in accordance with a shareholder’s interest in the Fund.

In situations where a partner’s interest in a partnership is sold or otherwise transferred during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Fund intends to allocate tax items using an interim closing of the books method under which income, gain, loss, deductions and credits will be determined on a monthly “mark-to-market” basis, taking into account the Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during the taxable year will then be allocated among the holders of shares in proportion to the number of shares owned by them as of the close of business on the last trading day of the previous month (the “monthly allocation convention”).

Under the monthly allocation convention, if an investor who held a share as of the close of business on the last trading day of the previous month disposes of a share during the current month, such investor will be treated for purposes of making allocations as if it owned the share throughout the current month. For example, an investor who buys a share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because he is deemed to hold it through the last day of May) but will not be allocated any of the tax items attributable to April. The tax items attributable to that share for April will be allocated to the person who is the actual or deemed holder of the share as of the close of business on the last trading day of March. Under the monthly convention, an investor who purchases and sells a share during the same month, and therefore does not hold (and is not deemed to hold) the share at the close of business on the last trading day of either that month or the previous month, will receive no allocations with respect to that share for any period. Accordingly, investors may receive no allocations with respect to shares that they actually held, or may receive allocations with respect to shares attributable to periods that they did not actually hold the shares. Investors who hold a share on the last trading day of the first month of the Fund’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the share.

By investing in shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to shareholders by the Trust.

In addition, for any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Fund generally will credit or debit the “book” capital accounts of its existing shareholders with any unrealized gain or loss, on the Fund’s assets. For this purpose, unrealized gain or loss will be computed based on the lowest fair market value of the Fund’s assets during the month in which shares are issued or redeemed, which may be different than the value of the assets at the time of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for the differences between the tax basis and fair market value of assets of the Fund at the time new shares are issued or outstanding shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

USCF believes that application of the conventions described above is consistent with the intent of the partnership provisions of the Code and applicable Treasury Regulations and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with shareholders’ interests in the Fund for federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with methods permitted under the applicable Treasury Regulations, as well as the legislative history for the provisions that requires allocations to appropriately reflect changes in ownership interests. It is possible that the IRS could successfully challenge the Fund’s allocation conventions on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a shareholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our conventions were respected. USCF is authorized to revise our allocation method to conform to the requirements of future Treasury Regulations.

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The conventions used by the Fund in making tax allocations may cause a shareholder to be allocated more or less income or loss for federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period it held its shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later period when the shares are sold, but could be permanent.

Section 754 election. The Fund intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of shares occurs, the Fund adjusts the purchaser’s proportionate share of the tax basis of its assets to fair market value, as reflected in the price paid for the shares, as if the purchaser had directly acquired an interest in the Fund’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for shares and the tax bases of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost effective manner, the Fund will use certain simplifying conventions and assumptions. In particular, the Fund will obtain information regarding secondary market transactions in its shares and use this information to make adjustments to shareholders’ basis in the Fund’s assets. It is possible the IRS will successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some shareholders.

Section 1256 Contracts. For federal income tax purposes, the Fund generally is required to us a “mark-to-market” method of accounting under which unrealized gains and losses instruments constituting “section 1256 contracts” are recognized currently. A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; (2) a forward contract on exchange-traded foreign currencies, where the contracts are traded in the interbank market; (3) a non-equity option traded on or subject to the rules of a qualified board or exchange; (4) a dealer equity option; or (5) a dealer securities futures contract.. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination or marking-to-market of a section 1256 contract generally is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60 – 40 treatment”).

Many of the Fund’s Benchmark Futures Contracts and some of its Related Investments will qualify as “section 1256 contracts” under the Code. Gain or loss recognized through disposition, termination or marking-to market of the Fund’s section 1256 contracts will be subject to 60 – 40 treatment and allocated to shareholders in accordance with the monthly allocation convention. Cleared swaps and other commodity swaps will most likely not qualify as section 1256 contracts. If a commodity swap is not treated as a section 1256 contract, any gain or loss on the swap recognized at the time of disposition or termination will be long-term or short-term capital gain or loss depending on the holding period of the swap.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to shareholders by the Fund, including but not limited to those described below.

A shareholder’s deduction of its allocable share of any loss of the Fund is limited to the lesser of (1) the tax basis in its shares or (2) in the case of a shareholder that is an individual or a closely held corporation, the amount which the shareholder is considered to have “at risk” with respect to the Fund’s activities. In general, the amount at risk will be a shareholder’s invested capital. Losses in excess of the lesser of tax basis or the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

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Otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe the management fees that the Fund pays to USCF and other expenses of the Fund constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Non-corporate shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a shareholder will generally include any interest accrued by the Fund and any interest paid or accrued on direct borrowings by a shareholder to purchase or carry its shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that the Fund allocates losses or expenses to you that must be deferred or disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by the Fund for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because of the limitations discussed above. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your shares. Shareholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Fund’s losses and expenses.

Tax Basis of Shares

A shareholder’s tax basis in its shares is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its tax return. A shareholder’s initial tax basis of its shares will equal its cost for the shares plus its share of the Fund’s liabilities (if any) at the time of purchase. In general, a shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the shareholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any shareholder.

A shareholder’s tax basis in its shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) any distributions by the Fund to the shareholder. For this purpose, an increase in a shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the shareholder. Pursuant to certain IRS rulings, a shareholder will be required to maintain a single, “unified” basis in all shares that it owns. As a result, when a shareholder that acquired its shares at different prices sells less than all of its shares, such shareholder will not be entitled to specify particular shares (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its shares to the shares sold.

Treatment of the Fund Distributions. If the Fund makes non-liquidating distributions to shareholders, such distributions generally will not be taxable to the shareholders for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value (subject to certain exceptions and adjustments) of marketable securities distributed exceeds the shareholder’s adjusted basis of its interest in the Fund immediately before the distribution. Any cash distributions in excess of a shareholder’s tax basis generally will be treated as gain from the sale or exchange of shares.

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Constructive Termination of the Partnership. The Fund will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in its shares within a 12-month period. A termination would result in the closing of the Fund’s taxable year for all shareholders. In the case of a shareholder reporting on a taxable year other than a fiscal year ending December 31, the closing of the Fund’s taxable year may result in more than 12 months of our taxable income or loss being includable in its taxable income for the year of termination. We would be required to make new tax elections after a termination. A termination could result in tax penalties for the shareholders if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Shares

If a shareholder sells its shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the shares sold. A shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any the Fund debt outstanding.

Gain or loss recognized by a shareholder on the sale or exchange of shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow shareholders to identify and use the actual holding periods for the shares sold for purposes of determining whether the gain or loss recognized on a sale of shares will give rise to long-term or short-term capital gain or loss. It is expected that most shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for shares sold. If a shareholder fails to make the election or is not able to identify the holding periods of the shares sold, the shareholder may have a split holding period in the shares sold. Under such circumstances, a shareholder will be required to determine its holding period in the shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The shareholder would then treat each share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under Section 751 of the Code, a portion of a shareholder’s gain or loss from the sale of shares (regardless of the holding period for such shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Fund. However, the short term capital gain on section 1256 contracts resulting from 60 – 40 treatment, described above, should not be subject to this rule.

If some or all of a shareholder’s shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the shareholder may be considered as having made a taxable disposition of the loaned shares, in which case —

•	the shareholder may recognize taxable gain or loss to the same extent as if it had sold the shares for cash;

•	any of the Fund’s income, gain, loss or deduction allocable to those shares during the period of the loan will not be reportable by the shareholder for tax purposes; and

•	any distributions the shareholder receives with respect to the shares under the loan agreements will be fully taxable to the shareholder, most likely as ordinary income.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their shares.

Other Tax Matters

Information Reporting. The Trust will report tax information to the beneficial owners of shares and the IRS. Shareholders of the Fund are treated as beneficial owners for federal income tax purposes. Accordingly, the Fund will furnish its shareholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the shareholders in completing their tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered beneficial owners for federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we will treat as a shareholder any person whose shares are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the shares.

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Persons who hold an interest in the Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on shares they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Code for failure to report such information correctly to the Fund. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $250 or, if greater, 10% of the aggregate amount of items required to be reported, and the $1,500,000 maximum does not apply. The nominee is required to supply the beneficial owner of the shares with the information furnished to the Fund.

Partnership Audit Procedures. The IRS may audit the federal income tax returns filed by the Fund. Under current law, adjustments resulting from any such audit may require each shareholder to adjust a prior year’s tax liability and could result in an audit of the shareholder’s own return. Any audit of a shareholder’s return could result in adjustments of non-partnership items as well as the Fund items. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction and credit are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the shareholders. The Code provides for one shareholder to be designated as the “tax matters partner” and represent the partnership purposes of these proceedings. The Trust Agreement appoints USCF as the tax matters partner of the Fund.

For taxable years beginning after December 31, 2017, the Bipartisan Budget Act of 2015 substantially modifies the procedures described in the preceding paragraph. Under these new rules, for periods beginning after December 31, 2017, the Fund may be liable for U.S. federal income tax on any “imputed understatement” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed understatement generally includes increases in allocations of items of income or gains to any shareholder and decreases in allocations of items of deduction, loss, or credit to any shareholder without any offset for any corresponding reductions in allocations of items of income or gain to any shareholder or increases in allocations of items of deduction, loss, or credit to any shareholder. If the Fund is required to pay any U.S. federal income taxes on any imputed understatement, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the shares. Under certain circumstances, the Fund may be eligible to make an election to cause the shareholders to take into account the amount of any imputed understatement, including any interest and penalties. The ability of a publicly traded partnership such as the Fund to make this election is uncertain. If the election is made, the Fund would be required to provide shareholders who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The shareholders would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. The resulting tax liability of a shareholder of taking the adjustment into account in the year in which the Adjusted K-1 is issued may be less favorable to the shareholder than if the adjustment were taken into account in the reviewed year. In addition, the new rules generally provided for the appointment of a person as a partnership representative that has sole authority to act on behalf of the partnership with respect to any partnership audit. The Trust Agreement appoints USCF as the partnership representative of the Fund.

Tax Shelter Disclosure Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of certain “reportable transactions” through a disclosure statement attached to a taxpayer’s United States federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or shareholders if a shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its shares, or possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Additional Tax on Investment Income. Individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). The income subject to the additional 3.8% tax also includes income from businesses involved in the trading of financial instruments or commodities.

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Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization shareholder of the Fund, then in computing its UBTI, the shareholder must include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Fund currently does not anticipate that it will borrow money to acquire investments; however, the Fund cannot be certain that it will not borrow for such purpose in the future. In addition, an exempt organization shareholder that incurs acquisition indebtedness to purchase its shares in the Fund may have UBTI.

The federal tax rate applicable to an exempt organization shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the shareholder’s form of organization. The Fund may report to each such shareholder information as to the portion, if any, of the shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS. An exempt organization shareholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as the Fund is a qualified publicly traded partnership is made on an annual basis. While the issue is not certain, the Fund does not expect to be treated a qualified publicly traded partnership.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a rate of 39.6% for individual shareholders and a rate of 35% for corporate shareholders.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, the Fund believes that the activities directly conducted by the Fund will not result in the Fund being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that the Fund’s activities constitute a U.S. trade or business.

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In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 39.6%) on allocations of our income to individual Non-U.S. Shareholders and the highest rate specified in Code Section 11(b) (currently 35%) on allocations of our income to corporate Non-U.S. Shareholders, when such income is allocated or distributed. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Fund will be treated as a distribution to the Non-U.S. Shareholder.

If the Fund is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of the Fund’s income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such shareholder.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN, W-8BEN-E, or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

The Trust expects that most of the Fund’s interest income will qualify as “portfolio interest.” In order for the Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as “portfolio interest,” it will be necessary for all Non-U.S. Shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN W-8BEN-E, or other applicable form.

Gain from Sale of Shares. Gain from the sale or exchange of shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any Non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Shareholder is a “qualified resident.”

Prospective Non-U.S. Shareholders should consult their own tax advisor with regard to these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) at a rate of 28% from all payments to: (1) any shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the shareholder is exempt from backup withholding, and (2) any shareholder with respect to whom the IRS notifies the Fund that the shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS.

Foreign Account Tax Compliance Act Provisions

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by United States persons (or held by foreign entities that have United States persons as substantial owners), certain information, or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and comply with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S.-source interest and dividends and, after December 31, 2018, the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. The information to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not financial institutions unless the foreign entities certify that they do not have a greater than 10% U.S. owner or provide the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which they hold their shares, Non-U.S. Shareholders could be subject to this 30% withholding tax with respect to distributions on their shares and proceeds from the sale of their shares. Under certain circumstances, a Non-U.S. Shareholder might be eligible for refunds or credits of such taxes.

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Other Tax Considerations

In addition to federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in the Fund. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Sutherland Asbill & Brennan LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Investment by ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of: (i) an employee benefit plan as defined in ERISA; (ii)a plan as defined in Section 4975 of the Code; or (iii) any collective investment vehicle, business trust, investment partnership, pooled separate account or other entity the assets of which are treated as comprised (at least in part) of “plan assets” under the ERISA “plan assets” rules (“plan asset entity”) who has investment discretion should take into account before deciding to invest the plan’s assets in the Fund. Employee benefit plans under ERISA, plans under the Code and plan asset entities are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in the Fund and the manner in which shares should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in the Fund complies with the terms of the plan.

The Fund and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly-offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

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The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

USCF believes that the conditions described above are satisfied with respect to the shares of the Fund. USCF believes that the shares of the Fund therefore constitute publicly-offered securities, and the underlying assets of the Fund should not be considered to constitute plan assets of any plan that purchases shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, shares may not be purchased with the assets of a plan if USCF, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;

•	exercise any authority or control with respect to management or disposition of the assets of the plan;

•	render investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the plan;

•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in shares constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the shares, (3) the investing plan, by itself, has the authority or influence to cause the Fund to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Fund to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Fund and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the shares will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and USCF makes no representation regarding whether an investment in shares is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

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Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the Fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Fund is not to be construed as a representation by the Trust, the Fund, USCF, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan, current tax law and ERISA.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring shares in certificated form. The Administrator keeps a record of all Shareholders and holders of the shares in certificated form in the registry (“Register”). USCF recognizes transfer of shares in certified form only if done in accordance with the Trust Agreement. The beneficial interests in such shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the shares. Instead, shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of shares. DTC Participants acting on behalf of investors holding shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

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Transfers of interests in shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, each series established under the Trust will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or shareholder of any particular series asserts against the series a valid claim with respect to its indebtedness or shares, the creditor or shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of each series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Fund or USCF on behalf of the Trust or the Fund, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over the Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of the Fund and the Trust to USCF. The Trustee does not provide custodial services with respect to the assets of the Fund.

Recognition of the Trust in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect shareholders against any loss of limited liability, the Trust Agreement provides that each written obligation undertaken by USCF on behalf of the Trust or the Fund shall give notice that the obligation is not binding upon the shareholders individually but is binding only upon the assets and property of the Fund, and no resort shall be had to the shareholders’ personal property for satisfaction of such obligation. Furthermore, the Trust and the Fund indemnify all shareholders of the Fund against any liability that such shareholders might incur solely based on their status as shareholders of one or more shares (other than for taxes for which such shareholder is liable under the Trust Agreement).

What is the Plan of Distribution?

Buying and Selling Shares

Most investors will buy and sell shares of the Fund in secondary market transactions through brokers. Shares will trade on BATS under the ticker symbol “MLPD.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors will incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges.

Marketing Agent and Authorized Participants

The offering of the Fund’s shares will be a best efforts offering. The Fund intends to continuously offer Creation Baskets consisting of 25,000 shares through the Marketing Agent, to Authorized Participants. Authorized Participants will pay a transaction fee equal to 0.02% of total NAV of the Creation Baskets for each order they place to create or redeem one or more Creation Baskets. USCF will pay the Marketing Agent, an annual fee for its “Medallion” services rendered to each series of the Trust and each of the Related Public Funds to which it provides such services in an amount equal to the greater of (i) a minimum amount of $40,000, shared ratably among each series of the Trust and each of the Related Public Funds to which the Marketing Agent provides such services, and (ii) an amount equal to (x) (a) if there are five or fewer funds receiving such services, $25,000 for each series of the Trust and each of the Related Public Funds to which the Marketing Agent provides such services, (b) if there are between six and ten funds receiving such services, $15,000 for each series of the Trust and each of the Related Public Funds to which the Marketing Agent provides such services, and (c) if there are more than ten funds receiving such services, $10,000 for each series of the Trust and each of the Related Public Funds to which Marketing Agent provides such services, plus (y) an asset-based charge of 0.001% on the combined net assets of each series of the Trust and each of the Related Public Funds to which the Marketing Agent provides such services. Authorized Participants will not receive from the Fund, USCF or any of their affiliates any fee or other compensation in connection with the sale of shares. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

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The offering of baskets will be made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of shares.

The per share price of shares offered in Creation Baskets on any subsequent day will be the total NAV of the Fund calculated shortly after the close of BATS on that day divided by the number of issued and outstanding shares of the Fund. An Authorized Participant is not required to sell any specific number or dollar amount of shares.

By executing an Authorized Participant Agreement, an Authorized Participant will become part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, the Fund. An Authorized Participant will not be under any obligation to create or redeem baskets or to offer to the public shares of any baskets it does create.

The initial Authorized Participant of the Fund will be: [ • ]

Because new shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Creation Baskets. In addition, any purchaser who purchases shares with a view towards distribution of such shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. In contrast, Authorized Participants may engage in secondary market or other transactions in shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

USCF intends any broker-dealers selling shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker- dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Participants may be indemnified by USCF, they will not be entitled to receive a discount or commission from the Trust or USCF for their purchases of Creation Baskets.]

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Calculating Per Share NAV

The Fund’s per share NAV will be calculated by:

•	Taking the current market value of its total assets;

•	Subtracting any liabilities; and

•	Dividing that total by the total number of outstanding shares.

The Administrator intends to calculate the NAV of the Fund once each BATS trading day. The NAV for a normal trading day will be released after 4:00 p.m. New York time. Trading during the core trading session on BATS typically closes at 4:00 p.m. New York time. The Administrator will use the closing prices on the relevant Futures Exchanges of the Benchmark Futures Contracts (determined at the earlier of the close of such exchange or 2:30 p.m. New York time) for the contracts traded on the Futures Exchanges, but calculates or determines the value of all other investments of the Fund using market quotations, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of BATS or 4:00 p.m. New York time in accordance with the current Administrative Agency Agreement among [[BBH&Co.] or [ • ]], the Fund and USCF. “Other information” customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by the Fund in the regular course of their business for the valuation of similar transactions. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, BATS will calculate and disseminate throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value will be calculated by using the prior day’s closing NAV per share of the Fund as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the Index as reported by Bloomberg, L.P. or another reporting service.

The indicative fund value share basis disseminated during BATS core trading session hours should not be viewed as an actual real time update of the NAV, because NAV is calculated only once at the end of each trading day based upon the relevant end of day values of the Fund’s investments.

The indicative fund value will be disseminated on a per share basis every 15 seconds during regular BATS core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours of the CME ends prior to the close of the core trading session on BATS. As a result, there will be a gap in time at the beginning and/or the end of each day during which the Fund’s shares are traded on BATS, but real-time futures exchange trading prices for Benchmark Futures Contracts traded on the CME are not available. During such gaps in time the indicative fund value- will be calculated based on the end of day price of such Benchmark Futures Contracts from Futures Exchanges immediately preceding trading session. In addition, Related Investments and Treasuries held by the Fund will be valued by the Administrator, using rates and points received from client-approved third party vendors (such as Reuters and WM Company) and advisor quotes. These investments will not be included in the indicative fund value.

BATS will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on BATS’ website and will be available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of the shares of the Fund on BATS. Investors and market professionals will be able throughout the trading day to compare the market price of the Fund and the indicative fund value. If the market price of the shares of the Fund diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if the Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy shares of the Fund on BATS and sell short MLP futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Fund and the indicative fund value and thus can be beneficial to all market participants.

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Creation and Redemption of Shares

The Fund intends to create and redeem shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets will be made only in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasuries and/or cash represented by the baskets being created or redeemed, the amount of which will be equal to the combined NAV of the number of shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Participants will be the only persons that may place orders to create and redeem baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with USCF. The Authorized Participant Agreement will provide the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and any cash required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Fund, without the consent of any limited partner or Shareholder or Authorized Participant. Authorized Participants pay a transaction fee equal to 0.02% of total NAV of the Creation Baskets to the Fund for each order they place to create or redeem one or more baskets. Authorized Participants who make deposits with the Fund in exchange for baskets receive no fees, commission or other form of compensation or inducement of any kind from either the Fund or USCF, and no such person will have any obligation or responsibility to USCF or the Fund to effect any sale or resale of shares.

Certain Authorized Participants may be capable of participating directly in the securities market and the MLP Interest markets. Some Authorized Participants or their affiliates may from time to time buy or sell securities and may profit in these instances. USCF believes that the size and operation of the securities market makes it unlikely that Authorized Participants’ direct activities in the securities markets will significantly affect the price of the Component Securities or the shares.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, USCF, and the Trust under limited circumstances, agree to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement is attached to this prospectus. The form of Authorized Participant Agreement will be filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when BATS, the New York Stock Exchange, or any futures exchange upon which a Benchmark Futures Contract is traded is closed for regular trading. Purchase orders must be placed by 2:00 p.m. New York time or the close of regular trading on BATS, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit Treasuries, cash or a combination of Treasuries and cash with the Trust, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Participant must also have wired to the Custodian the non-refundable transaction fee due for the purchase order. Authorized Participants may not withdraw a creation request.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a purchase order, an Authorized Participant agrees to (1) deposit Treasuries, cash, or a combination of Treasuries and cash with the Custodian of the Fund, and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC transaction (through itself or a designated acceptable broker) with the Fund for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the purchase order date. If an Authorized Participant fails to consummate (1) and (2), the order shall be cancelled. The number and types of contracts specified shall be determined by USCF, in its sole discretion, to meet the Fund’s investment objective and shall be purchased as a result of the Authorized Participant’s purchase of shares.

53

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasuries and/or cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of shares to be created under the purchase order is in proportion to the total number of shares outstanding on the purchase order date. USCF intends to determine, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash that may be included in deposits to create baskets. The Marketing Agent will publish an estimate of the Creation Basket Deposit requirements at the beginning of each business day. The amount of cash deposit required is the difference between the aggregate market value of the Treasuries required to be included in a Creation Basket Deposit as of 4:00 pm New York time on the date the order to purchase is properly received and the total required deposit.

Delivery of Required Deposits

An Authorized Participant who places a purchase order will be responsible for transferring to the Fund’s account with the Custodian the required amount of Treasuries and/or cash by noon New York time on the third business day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of baskets ordered to the Authorized Participant’s DTC account on the third business day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of the Fund shall be borne solely by the Authorized Participant.

Because orders to purchase baskets must be placed by 10:30 a.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. The Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

USCF acting by itself or through the Marketing Agent shall have the absolute right, but shall have no obligation, to reject any purchase order or Creation Basket Deposit if USCF determines that:

•	the purchase order or Creation Basket Deposit is not in proper form;

•	it would not be in the best interest of the shareholders of the Fund;

•	due to position limits or otherwise, investment alternatives that will enable the Fund to meet its investment objective are not available to the Fund at that time;

•	the acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Fund or its shareholders;

•	the acceptance or receipt of which would, in the opinion of counsel to USCF, be unlawful; or

•	circumstances outside the control of USCF, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process Creation Baskets (including if USCF determines that the investments available to the Fund at that time will not enable it to meet its investment objective).

None of USCF, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant will be able to redeem one or more baskets will mirror the procedures for the creation of baskets. On any business day, an Authorized Participant may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by 10:30 a.m. New York time or the close of regular trading on BATS, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent (“Redemption Order Date”). The redemption procedures allow Authorized Participants to redeem baskets and do not entitle an individual shareholder to redeem any shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Participant.

54

By placing a redemption order, an Authorized Participant agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Fund not later than noon New York time on the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to USCF’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Participant may not withdraw a redemption order.

The manner by which redemptions will be made will be dictated by the terms of the Authorized Participant Agreement. By placing a redemption order, an Authorized Participant will be agreeing to (1) deliver the Redemption Basket to be redeemed through DTC’s book-entry system to the Fund’s account with the Custodian no later than 3:00 p.m. New York time on the third business day following the effective date of the redemption order (“Redemption Order Date”), and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC transaction (through itself or a designated acceptable broker) with the Fund for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the Redemption Order Date. If an Authorized Participant fails to consummate (1) and (2), the order shall be cancelled. The number and type of contracts specified shall be determined by USCF, in its sole discretion, to meet the Fund’s investment objective and shall be sold as a result of the Authorized Participant’s sale of shares.

Determination of Redemption Distribution

The redemption distribution from the Fund will consist of a transfer to the redeeming Authorized Participant of an amount of Treasuries and/or cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of shares to be redeemed under the redemption order is in proportion to the total number of shares outstanding on the date the order is received. USCF, directly or in consultation with the Administrator, determines the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from the Fund will be delivered to the Authorized Participant on the third business day following the redemption order date if, by 3:00 p.m., New York time on such third business day, the Fund’s DTC account has been credited with the baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if USCF receives the fee applicable to the extension of the redemption distribution date which USCF may, from time to time, determine and the remaining baskets to be redeemed are credited to the Fund’s DTC account by 3:00 p.m., New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from USCF, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Fund’s DTC account by 3:00 p.m., New York time on the third business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as USCF may from time to time determine.

Suspension or Rejection of Redemption Orders

USCF may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which BATS or any of the futures exchanges upon which a Benchmark Futures Contract is traded is closed other than customary weekend or holiday closings, or trading on BATS or such futures exchanges is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as USCF determines to be necessary for the protection of the shareholders. For example, USCF may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets at an appropriate value to fund a redemption. If USCF has difficulty liquidating the Fund’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of USCF, the Marketing Agent, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

55

Redemption orders must be made in whole baskets. USCF acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (1) USCF determines that the Redemption Order is not in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of USCF, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the shares to be delivered under the Redemption Order. USCF may also reject a redemption order if the number of shares being redeemed would reduce the remaining outstanding shares to 100,000 shares (i.e., five (5) baskets) or less.

[Creation and Redemption Transaction Fee

To compensate the Fund for expenses in connection with the creation and redemption of baskets, an Authorized Participant is required to pay a transaction fee to the Fund equal to 0.02% of total NAV of the Creation Baskets to create or redeem baskets. The transaction fee may be reduced, increased or otherwise changed by USCF. USCF shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until thirty (30) days after the date of notice.]

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify USCF and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Fund will create and redeem shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasuries and/or cash equal to the aggregate NAV of the number of shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Participants will be the only persons that may place orders to create and redeem baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant will be under no obligation to create or redeem baskets, and an Authorized Participant will be under no obligation to offer to the public shares of any baskets it does create. Authorized Participants that do offer to the public shares from the baskets they create will do so at per-share offering prices that are expected to reflect, among other factors, the trading price of the shares on BATS, the NAV of the shares at the time the Authorized Participant purchased the Creation Baskets, the NAV of the shares at the time of the offer of the shares to the public, the supply of and demand for shares at the time of sale, and the liquidity of the MLP Interests. Baskets will generally be redeemed when the price per share is at a discount to the NAV per share. Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Fund in exchange for baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Fund or USCF and no such person has any obligation or responsibility to USCF or the Fund to effect any sale or resale of shares. Shares trade in the secondary market on BATS. Shares are expected to trade in the secondary market on BATS. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per share. The amount of the discount or premium in the trading price relative to the NAV per share may be influenced by various factors, including the number of investors who seek to purchase or sell shares in the secondary market and the liquidity of the MLP Interests. While the shares trade during the core trading session on BATS until 4:00 p.m. New York time, liquidity in the market for MLP Interests may be reduced after the close of the futures exchanges upon which the Benchmark Futures Contracts are traded. As a result, during this time, trading spreads, and the resulting premium or discount, on the shares may widen.

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Use of Proceeds

USCF will cause the Fund to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities. USCF will invest the Fund’s assets in MLP Interests. When the Fund purchases MLP Interests that are exchange-traded, the Fund will be required to deposit typically 5% to 30% with the FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the MLP Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in OTC contracts will generally impose similar collateral requirements on the Fund. USCF will invest the Fund’s assets that remain after margin and collateral is posted in Treasuries, cash and/or cash equivalents. Subject to these margin and collateral requirements, USCF has sole authority to determine the percentage of assets that will be:

•	held as margin or collateral with FCMs or other custodians;

•	used for other investments; and

•	held in bank accounts to pay current obligations and as reserves.

Approximately 5% to 10% of the Fund’s assets will be committed as margin for MLP futures contracts. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. Ongoing margin and collateral payments will generally be required for both exchange-traded and OTC contracts based on changes in the value of the MLP Interests. Furthermore, ongoing collateral requirements with respect to OTC contracts are negotiated by the parties, and may be affected by overall market volatility, volatility of the Index, the ability of the counterparty to hedge its exposure under the MLP Interests, and each party’s creditworthiness. In light of the differing requirements for initial payments under exchange-traded and OTC contracts and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of the Fund’s assets will be posted as margin or collateral at any given time. The Treasuries, cash and cash equivalents held by the Fund will constitute reserves that will be available to meet ongoing margin and collateral requirements. All interest income will be used for the Fund’s benefit. USCF invests the balance of the Fund’s assets not invested in MLP Interests or held in margin as reserves to be available for changes in margin. All interest income is used for the Fund’s benefit.

An FCM, counterparty, government agency or exchange could increase margin or collateral requirements applicable to the Fund to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The assets of the Fund posted as margin for the Benchmark Futures Contracts or other exchange-traded futures contracts will be held in segregation pursuant to the CEA and CFTC regulations.

If the Fund enters into a swap agreement, it must post both collateral and independent amounts to its swap counterparty(ies). The amount of collateral the Fund posts changes according to the amounts owed by the Fund to its counterparty on a given swap transaction, while independent amounts are fixed amounts posted by the Fund at the start of a swap transaction. Collateral and independent amounts posted to swap counterparties will be held by a third party custodian. ]

Additional Information About the Index and the Fund’s Trading Program

The overall return on the Fund is generated by two components: (i) uncollateralized returns from the Benchmark Futures Contracts, and (ii) a daily fixed income return reflecting the interest earned on hypothetical 3-month Treasuries, calculated using the weekly auction rate for 3-Month Treasuries published by the U.S. Department of the Treasury.

Table 1 below lists the Futures Exchange on which the Benchmark Futures Contracts is listed and quotation details. Table 2 lists the other exchange-traded futures contracts in which the Fund may invest, their sector designation and maximum allowable tenor.

TABLE 1

Commodity	Designated Contract	Exchange	Units	Quote
S&P MLP Total Return Index	S&P MLP Total Return Index Futures	CME	Index Points	$10 USD/Index Point

TABLE 2

Commodity Name	Commodity Symbol	Allowed Contracts	Max. Tenor
S&P MLP Total Return Index Futures	SLP	Current quarter and next 4 quarters	5

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Composition of the Index

The Index Sponsor is the owner of the Index. The composition of the Index on any given day, as determined and published by the Index Sponsor, impacts the value of the Benchmark Futures Contracts and, consequently, the Fund. Neither the index methodology for the Index nor any set of procedures, however, are capable of anticipating all possible circumstances and events that may occur with respect to the Index and the methodology for its composition, weighting and calculation. Accordingly, a number of subjective judgments must be made in connection with the operation of the Index that cannot be adequately reflected in this description of the Index. All questions of interpretation with respect to the application of the provisions of the index methodology for the Index, including any determinations that need to be made in the event of a market emergency or other extraordinary circumstances, will be resolved by the Index Sponsor.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the shares. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, the Fund or USCF has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Fund uses the following sales material it has prepared:

•	The Fund’s website, [ • ]; and

•	The Fund Fact Sheet found on the Fund’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part.

INTELLECTUAL PROPERTY

USCF owns trademark registrations for UNITED STATES COMMODITY FUNDS (U.S. Reg. No. 3600670) for “Fund investment services,” in use since June 24, 2008, USCF (U.S. Reg. No. 3638987) for “Fund investment services,” in use since June 24, 2008, and USCF UNITED STATES COMMODITY FUNDS LLC & Design (U.S. Reg. No. 4304004) for “Fund investment services,” in use since June 24, 2008. USCF relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as USCF continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations. USCF has been granted two patents Nos. 7,739,186 and 8,019,675, for systems and methods for an exchange traded fund (ETF) that tracks the price of one or more commodities.

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WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Fund or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust, the Fund and the shares can also be obtained from the Fund’s website, [ • ]. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. USCF will file an updated prospectus annually on behalf of the Trust and the Fund pursuant to the 1933 Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, the Fund’s operations, USCF’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses USCF has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to USCF’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors Involved with an Investment in the Fund” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments USCF anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of the Fund’s shares.

Privacy Policy

The Fund and USCF may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in shares of the Fund.

The Fund and USCF do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Fund and USCF restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Fund and USCF maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom the Fund and USCF share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Fund and USCF’s current Privacy Policy is provided to investors annually and is also available upon request.

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USCF Funds Trust

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor of USCF Funds Trust

We have audited the accompanying statement of financial condition of USCF Funds Trust (the “Trust”), including the REX S&P MLP Fund and the REX S&P MLP Inverse Fund (together, the “Funds”), each a series of the Trust, as of April 15, 2016. This financial statement is the responsibility of the Trust’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of USCF Funds Trust, including the Funds, as of April 15, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
April 27, 2016

F-2

USCF FUNDS TRUST

STATEMENT OF FINANCIAL CONDITION

April 15, 2016

	REX S&P MLP Fund	REX S&P MLP Inverse Fund	Total
Assets
Cash	$1000	$1,000	$2,000

Capital
Sponsor	$1000	$1,000	$2,000

The accompanying notes are an integral part of the Statement of Financial Condition.

F-3

USCF FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

NOTE 1 – ORGANIZATION

The USCF Funds Trust (the “Trust”) is a Delaware statutory trust formed on March 2, 2016. The REX S&P MLP Inverse Fund (“MLPD” or the “Fund”), is a series of the Trust and will be a commodity pool that issues shares that may be purchased and sold on the BATS BZX Exchange, Inc. (“BATS”). The REX S&P MLP Fund (“RMLP”), another series of the Trust, will also be a commodity pool that issues shares to be purchased and sold on BATS (together with MLPD, the “Funds”). The Trust and the Funds operate pursuant to the Trust’s Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of March 2, 2016. United States Commodity Funds LLC (the “Sponsor” or “USCF”) is the Sponsor of the Trust and the Funds and is also responsible for the management of the Trust and the Funds.

The Sponsor shall have the power and authority to establish and designate one or more series, or funds, and to issue shares thereof, from time to time as it deems necessary or desirable. The Sponsor shall have the exclusive power to fix and determine the relative rights and preferences as between the shares of any series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the series shall have separate voting rights or no voting rights. The term for which the Trust will exist commenced on the date of the filing of the Certificate of Trust, and the Trust and any Fund will exist in perpetuity, unless earlier terminated in accordance with the provisions of the Trust Agreement. Each Fund is separate from all other Funds created as series of the Trust in respect of the assets and liabilities allocated to that Fund and each Fund represents a separate investment portfolio of the Trust. Separate and distinct records must be maintained for each Fund and the assets associated with a Fund shall be held in such separate and distinct records (directly or indirectly, including a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets of any other Fund.

The sole trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation (the “Trustee”). The Trustee is not affiliated with the Sponsor. The Trustee will accept legal service of process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust are limited to its express obligations under the Trust Agreement and the Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of the Fund.

For the period ended April 15, 2016, all of the expenses associated with the organization of the Trust and the offering of the shares of each of the Funds have been funded by the Sponsor. The Trust and the Funds have no obligation or intention to reimburse such payments. The Sponsor is a member of the National Futures Association (“NFA”) and is registered as a commodity pool operator with the Commodity Futures Trading Commission effective December 1, 2005. The Trust and the Funds have a fiscal year ending December 31.

Each of RMLP and MLPD will issue shares representing fractional undivided beneficial interests in RMLP and MLPD, respectively, to authorized purchasers by offering creation baskets consisting of 25,000 Units (“Creation Baskets”) through a marketing agent. The purchase price for a Creation Basket is based upon the net asset value of a share of RMLP and MLPD, as applicable, determined as of 4:00 p.m. New York Time on the day the order to create the applicable basket is properly received. In addition, authorized purchasers will pay RMLP or MLPD, as applicable, a 0.02% of total NAV of the Creation Baskets fee for the creation of each Creation Basket. Subsequent to the sale of the initial Creation Basket, shares of RMLP or MLPD, as applicable, can be purchased or sold on a nationally recognized securities exchange in smaller increments. Shares RMLP or MLPD, as applicable, purchased or sold on a nationally recognized securities exchange are not made at the net asset value of RMLP or MLPD, as applicable, but rather at market prices quoted on the stock exchange.

The Sponsor, is also the general partner of the United States Oil Fund, LP (“USO”), the United States Natural Gas Fund, LP (“UNG”), the United States 12 Month Oil Fund, LP (“USL”), the United States Gasoline Fund, LP (“UGA”) and the United States Diesel-Heating Oil Fund, LP (“UHN”), which listed their limited partnership shares on the American Stock Exchange (the “AMEX”) under the ticker symbols “USO” on April 10, 2006, “UNG” on April 18, 2007, “USL” on December 6, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USO’s, UNG’s, USL’s, UGA’s and UHN’s shares commenced trading on the NYSE Arca, Inc.

F-4

USCF FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

NOTE 1 – ORGANIZATION AND BUSINESS – (continued)

(“NYSE Arca”) on November 25, 2008. USCF is also the general partner of the United States Short Oil Fund, LP (“DNO”), the United States 12 Month Natural Gas Fund, LP (“UNL”) and the United States Brent Oil Fund, LP (“BNO”), which listed their limited partnership shares on the NYSE Arca under the ticker symbols “DNO” on September 24, 2009, “UNL” on November 18, 2009 and “BNO” on June 2, 2010, respectively. USCF is also the sponsor of the United States Commodity Index Fund (“USCI”), the United States Copper Index Fund (“CPER”) and the United States Agriculture Index Fund (“USAG”), each a series of the United States Commodity Index Funds Trust. USCI, CPER and USAG listed their shares on the NYSE Arca under the ticker symbol “USCI” on August 10, 2010, “CPER” on November 15, 2011 and “USAG” on April 13, 2012, respectively.

All funds listed previously are referred to collectively herein as the “Related Public Funds” and are also commodity pools.

The Trust will file a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”). The following summary of significant accounting policies will be followed by the Trust and the Funds once operations commence.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification. Each series of the Trust follows the accounting and reporting guidance in FASB Topic 946.

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions will be recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts will be reflected in the statement of financial condition and represents the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods will be reflected in the statements of operations. Each Trust Series earns income on funds held at the custodian or futures commission merchant (“FCM”) at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts will be accrued on a full-turn basis.

Income Taxes

The Funds are not subject to federal income taxes; each investor reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

Trust Capital and Allocation of Income and Losses

Profit or loss shall be allocated among the shareholders of each Fund in proportion to the number of shares each investor holds as of the close of each month. The Sponsor may revise, alter or otherwise modify this method of allocation as described in the Trust Agreement.

F-5

USCF FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Creations and Redemptions

Authorized Participants may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 25,000 shares at a price equal to the net asset value of the shares calculated shortly after the close of the core trading session on BATS on the day the order is placed.

Each Fund will receive or pay the proceeds from shares of such Fund sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from Authorized Participants will be reflected in each Trust Series’ statements of financial condition as receivable for shares sold, and amounts payable to Authorized Participants upon redemption will be reflected as payable for shares redeemed.

Authorized Participants will pay a transaction fee equal to 0.02% of total NAV of the Creation Baskets for each order they place to create or redeem one or more Creation Baskets.

Calculation of Net Asset Value Per Share

Each Fund’s per share NAV will be calculated on each BATS trading day by taking the current market value of its total assets, subtracting any liabilities and dividing the amount by the total number of shares issued and outstanding. Each Fund will use the closing prices on the relevant Futures Exchanges (as defined in Note 3 below) of the Applicable Benchmark Component Futures Contracts (as defined in Note 3 below) that at any given time make up the Applicable Index (as defined in Note 3 below) (determined at the earlier of the close of such exchange or 4:00 p.m. New York time) for the contracts traded on the Futures Exchanges, but calculates or determines the value of all other investments of the Funds using market quotations, if available, or other information customarily used to determine the fair value of such investments.

Net Income (Loss) Per Share

Net income (loss) per share is the difference between the per share NAV at the beginning of each period and the per share NAV at the end of each period. The weighted average number of shares outstanding is computed for purposes of disclosing net income (loss) per weighted average share. The weighted average shares are equal to the number of shares outstanding at the end of the period, adjusted proportionately for shares added and redeemed based on the amount of time the shares were outstanding during such period.

Offering Costs

Offering costs incurred in connection with the registration of each Fund’s shares prior to the commencement of the offering are borne by USCF. Offering costs incurred in connection with the registration of additional shares of each Fund after the commencement of the offering of the shares of such Fund will be borne by the applicable Fund. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. Costs borne by each Fund after the commencement of an offering are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires USCF to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

F-6

USCF FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

NOTE 3 - TRUST SERIES

The Sponsor contributed an aggregate of $2000 to the Trust, $1,000 on March 31, 2016 and $1000 on April 15, 2016, representing an initial contribution of capital to the Trust for each of RMLP and MLPD. RMLP will be designated as the first series of the Trust and MLPD will be designated as the second series of the Trust. Following the designation of RMLP and MLPD as the first and second series of the Trust, respectively, an initial capital contribution of $1,000 will be transferred from the Trust to each of RMLP amd MLPD, respectively, and deemed an initial contribution to each. In connection with the planned commencement of trading for RMLP under the ticker “RMLP,” the initial offering of shares, USCF will receive 40 Sponsor Shares of RMLP in exchange for a previously received capital contribution of $1000, representing a beneficial ownership interest in RMLP. Similarly, in connection with the planned commencement of trading for MLPD under the ticker “MLPD,” the initial offering of shares, USCF will receive 40 Sponsor Shares of MLPD in exchange for a previously received capital contribution of $1000, representing a beneficial ownership interest in MLPD.

Investment Objective of the Funds

RMLP

RMLP’s shares will trade on BATS. The investment objective of RMLP is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the S&P MLP Total Return Index Futures (the “Benchmark Futures Contract”), less RMLP’s expenses and distributions made by RMLP. The S&P MLP Total Return Index (the “Index”) is designed to measure the total return performance of leading master limited partnerships (“MLPs”) and publicly traded limited liability companies (“LLCs”), which have a similar legal structure to MLPs and share the same tax benefits, that trade on major U.S. exchanges. As the vast majority of traded partnerships have operations in the oil and gas industries, the Index focuses on companies in the Global Industry Classification Standard’s (“GICS®”) Energy Sector and the GICS Gas Utilities Industry. The Index is owned, maintained, calculated, and published by S&P Dow Jones Indices, LLC (the “Index Sponsor”).

MLPD

The Fund’s shares will trade on BATS. The investment objective of MLPD is for the daily changes in percentage terms of its shares’ per share NAV to reflect the inverse of the daily changes in percentage terms of the Benchmark Futures Contract, less MLPD’s expenses. MLPD seeks a return that is -100% of the return of the Benchmark Futures Contract for a single day. MLPD should not be expected to provide 100% of the inverse of the cumulative return for the Benchmark Futures Contract for periods greater than a day. The Index is designed to measure the total return performance of leading MLPs and publicly traded LLCs, which have a similar legal structure to MLPs and share the same tax benefits, that trade on major U.S. exchanges. As the vast majority of traded partnerships have operations in the oil and gas industries, the Index focuses on companies in the Global Industry Classification Standard’s (“GICS®”) Energy Sector and the GICS Gas Utilities Industry. The Index is owned, maintained, calculated, and published by the Index Sponsor.

Each of the Funds will seek to achieve its investment objective by primarily investing in Benchmark Futures Contracts. If constrained by regulatory requirements or in view of market conditions, each Fund will invest next in other exchange-traded futures contracts and options contracts, if available, based on the Index, other MLP indices or individual MLPs. If constrained by regulatory requirements or in view of market conditions, each of the Funds will invest next in over the counter (“OTC”) swaps on the Index, other MLP indices or individual MLPs. Other exchange-traded futures contracts, options contracts and OTC swaps based on the Index, other MLP indices or individual MLPs are collectively referred to as “Related Investments,” and together with Benchmark Futures Contracts, the “MLP Interests.”

F-7

USCF FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

NOTE 4 -FEES PAID BY EACH TRUST SERIES AND RELATED PARTY TRANSACTIONS

Management Fee

Under the Trust Agreement, USCF is responsible for investing the assets of each of the Funds in accordance with the objectives and policies of each Fund. In addition, USCF has arranged for one or more third parties to provide trading advisory, administrative, custody, accounting, transfer agency and other necessary services to the Funds. For these services, once each Fund commences operations, such Fund will pay USCF a management fee, which is paid monthly, equal to 0.75% per annum of average daily total net assets.

Trustee Fee

The Trustee is the Delaware trustee of the Trust. In connection with the Trustee’s services to the Trust, USCF is responsible for paying the Trustee’s annual fee in the amount of $3,000.

Ongoing Registration Fees and Other Offering Expenses

The Funds pay the costs and expenses associated with the ongoing registration of its shares subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of shares, and all legal, accounting, printing and other expenses associated with such offer and sale

Directors’ Fees and Expenses

The Funds will be responsible for paying their portion of the directors’ fees and directors’ and officers’ liability insurance for each of the Funds and the Related Public Funds. The Funds will share the fees and expenses on a pro rata basis with each other Trust Series and each Related Public Fund, as described above, based on the relative assets of each fund computed on a daily basis.

Investor Tax Reporting Cost

The fees and expenses associated with the Funds’ audit expenses and tax accounting and reporting requirements are paid by the Sponsor.

Other Expenses and Fees

In addition to the fees described above, the Funds will pay certain brokerage fees and the costs and expenses associated with registering additional shares of the Funds after the initial offering.

NOTE 5 - CONTRACTS AND AGREEMENTS

Other Service Providers of the Funds

The Sponsor has entered into an agreement with REX MLPshares, LLC (“REX”), a single member limited liability company that was formed in the state of Delaware on December 3, 2015. REX is a wholly-owned subsidiary of REX Shares, LLC, a Delaware limited liability company (“REX Shares”). Pursuant to the agreement between the Sponsor and REX, REX will assist the Sponsor with the development and launch of the Funds and provide certain ongoing services. REX also licenses certain intellectual property rights to the Sponsor and the Fund, including a sub-license for the Index. REX does not make investment decisions or provide investment advice to the Sponsor, the Trust or the Funds and is not involved in the day-to-day operations or maintenance of the Funds.

NOTE 6 – SUBSEQUENT EVENTS

The Trust and the Funds have performed an evaluation of subsequent events through the date the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

F-8

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms has the meaning set forth after such term:

1933 Act: The Securities Act of 1933.

Administrator: [Brown Brothers Harriman & Co., Inc.]

Authorized Participant: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Benchmark Futures Contracts: Futures contracts on the S&P MLP Total Return Index that are traded on the CME.

BNO: United States Brent Oil Fund, LP.

Business Day: Any day other than a day when the CME, BATS, the New York Stock Exchange, or any of the Futures Exchanges upon which the Benchmark Futures Contract or another exchange-traded futures contract in which the Fund invests is traded is closed for regular trading.

CEA: Commodity Exchange Act.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Cleared Swap Contract: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is submitted to a central clearinghouse after it is either traded OTC or on an exchange or other trading platform.

CME: Commodity Exchange, Inc.

Code: Internal Revenue Code.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Component Securities: Shares of the master limited partnerships and publicly traded limited liability companies that are included within the Index.

MLP Interests: Benchmark Futures Contracts and Related Investments.

CPER: United States Copper Index Fund.

Creation Basket: A block of 25,000 shares used by the Fund to issue shares.

Custodian: [Brown Brothers Harriman & Co., Inc.]

DNO: United States Short Oil Fund, LP.

Dodd-Frank Act: The Dodd-Frank Wall Street Reform and Consumer Protection Act that was signed into law July 21, 2010.

DTC: The Depository Trust Company. DTC will act as the securities depository for the shares.

DTC Participant: An entity that has an account with DTC.

A-1

Exchange Act: The Securities Exchange Act of 1934.

Exchange for Related Position (EFRP): An off market transaction which involves the swapping (or exchanging) of an over-the-counter (OTC) position for a futures position. The OTC transaction must be for the same or similar quantity or amount of a specified commodity, or a substantially similar commodity or instrument. The OTC side of the EFRP can include swaps, swap options, or other instruments traded in the OTC market. In order for an EFRP transaction to take place, the OTC side and futures components must be “substantially similar” in terms of either value or quantity. The net result is that the OTC position (and the inherent counterparty credit exposure) is transferred from the OTC market to the futures market. EFRPs can also work in reverse, where a futures position can be reversed and transferred to the OTC market.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Fund: REX S&P MLP Inverse Fund

Futures Exchanges: The CME or other futures exchanges that trade S&P MLP Total Return Index Futures.

Index: The S&P MLP Total Return Index owned and maintained by S&P Dow Jones Indices, LLC.

Index Sponsor: S&P Dow Jones Indices, LLC.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: [ALPS Distributors, Inc.]

NAV: Net asset value of the Fund.

NFA: National Futures Association.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

OTC Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded OTC or off organized exchanges.

Price Return Index: The S&P MLP Index owned and maintained by S&P Dow Jones Indices, LLC.

Redemption Basket: A block of 25,000 shares used by the Fund to redeem shares.

Related Investments: Over the counter (“OTC”) swaps on the Index, other MLP indices, or Component Securities, other exchange-traded futures contracts based on MLPs or other MLP indices or individual MLPs, and options contracts on futures or securities tracking the Index, other MLP indices, or individual MLPs.

Related Public Funds: USO, UNG, UGA, UHN, CPER, USAG, USCI, BNO, DNO, UNL, and USL.

REX: REX MLPshares, LLC, a wholly-owned subsidiary of REX Shares, LLC.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the OTC market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Selection Date: The last business day of the calendar month with respect to the Fund.

Shareholders: Holders of shares.

Shares: Units representing fractional undivided beneficial interests in the Fund.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

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Swap Contract: Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Some swap transactions are cleared through central counterparties. These transactions, known as cleared swaps, involve two counterparties first agreeing to the terms of a swap transaction, then submitting the transaction to a clearing house that acts as the central counterparty. Swap transactions that are not cleared through central counterparties are called “uncleared” or OTC swaps.

Tracking Error: Possibility that the daily NAV of a Fund will not inversely track the Benchmark Futures Contract.

Treasuries: Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust: USCF Funds Trust.

Trust Agreement: The Declaration of Trust and Trust Agreement of the Trust effective as of March 2, 2016.

UGA: United States Gasoline Fund, LP.

UHN: United States Diesel-Heating Oil Fund, LP.

UNG: United States Natural Gas Fund, LP.

UNL: United States 12 Month Natural Gas Fund, LP.

USAG: United States Agriculture Index Fund.

USCF: The sponsor of the Fund, United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of the Fund and other Funds.

USCI: United States Commodity Index Fund.

USL: United States 12 Month Oil Fund, LP.

USO: United States Oil Fund, LP.

Valuation Day: Any day as of which the Fund calculates its NAV.

You: The owner of shares.

A-3

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the shares pursuant to the prospectus contained in this registration statement.

Amount SEC registration fee (actual)	$	*
BATS Listing Fee (actual)	$	*
FINRA filing fees (actual)	$	*
Blue Sky expenses		N/A
Auditor’s fees and expenses (estimate)	$	*
Legal fees and expenses (estimate)	$	*
Printing expenses (estimate)	$	*
Total	$	*
* To be provided by amendment.

Item 15.	Indemnification of Directors and Officers

The Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the USCF Funds Trust (the “Trust”), the REX S&P MLP Inverse Fund (the “Fund”), or to any shareholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

The Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or the Fund, as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust or the Fund, as applicable and has determined, in good faith, that such course of conduct was in the best interests of the Trust or the Fund, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust’s Amended and Restated Trust Agreement (“Trust Agreement”) on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. All rights to indemnification permitted provided for under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any unitholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such unitholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

II-1

The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. The Sponsor also indemnifies the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for to the extent resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description

3.1*	Certificate of Statutory Trust of the registrant.

3.2*	Declaration of Trust and Trust Agreement.

3.3**	Sixth Amended and Restated Limited Liability Company Agreement of USCF.

5.1**	Opinion of Sutherland Asbill & Brennan LLP relating to the legality of the Shares.

8.1**	Opinion of Sutherland Asbill & Brennan LLP with respect to federal income tax consequences.

23.1**	Consent of Sutherland Asbill & Brennan LLP

23.2*	Consent of independent registered public accounting firm.

*    Filed herewith

** To be filed by amendment.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

(1) To send to the trustee at least on an annual basis a detailed statement of any transactions with the Sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(2) To provide to the trustee the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on April 27, 2016.

UNITED STATES COMMODITY INDEX FUNDS TRUST

By:	United States Commodity Funds LLC as General Partner

By:	/s/ John P. Love
John P. Love
Chief Executive Officer of United States Commodity Funds LLC

The undersigned directors and officers of the Sponsor of USCF Funds Trust hereby constitute and appoint John P. Love and Stuart P. Crumbaugh and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this registration statement on Form S-1 and any and all amendments thereto, including pre-effective and post-effective amendments to this registration statement and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ John P. Love	Chief Executive Officer and President of	April 27, 2016
John P. Love	United States Commodity Funds LLC

/s/ Stuart P. Crumbaugh	Chief Financial Officer, Treasurer and Secretary of	April 27, 2016
Stuart P. Crumbaugh	United States Commodity Funds LLC

/s/ Andrew Ngim	Management Director of United States Commodity Funds LLC	April 27, 2016
Andrew Ngim

/s/ Melinda Gerber	Management Director of United States Commodity Funds LLC	April 27, 2016
Melinda Gerber

/s/ Nicholas D. Gerber	Management Director of United States Commodity Funds LLC	April 27, 2016
Nicholas D. Gerber

/s/ Robert Nguyen	Management Director of United States Commodity Funds LLC	April 27, 2016
Robert Nguyen

/s/ Peter M. Robinson	Independent Director of United States Commodity Funds LLC	April 27, 2016
Peter M. Robinson

/s/ Malcolm R. Fobes III	Independent Director of United States Commodity Funds LLC	April 27, 2016
Malcolm R. Fobes III

/s/ Gordon L. Ellis	Independent Director of United States Commodity Funds LLC	April 27, 2016
Gordon L. Ellis